AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2002
                     REGISTRATION NOS. 333-85716, 333-85716-01, AND 333-85716-02


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-3

                               Amendment No. 3 to

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

      PPL CORPORATION                                           PPL CAPITAL FUNDING, INC.
 (Exact name of registrant                                      (Exact name of registrant
as specified in its charter)                                    as specified in its charter)
        PENNSYLVANIA                                                   DELAWARE
(State or other jurisdiction of                             (State or other jurisdiction of
incorporation or organization)                               incorporation or organization)
         23-2758192                                                     23-2926644
(I.R.S. Employer Identification No.)                      (I.R.S. Employer Identification No.)
    TWO NORTH NINTH STREET                                          TWO NORTH NINTH STREET
ALLENTOWN, PENNSYLVANIA 18101-1179                            ALLENTOWN, PENNSYLVANIA 18101-1179
        (610) 774-5151                                                  (610) 774-5151
(Address, including zip code, and telephone               (Address, including zip code, and telephone
number, including area code, of registrant's              number, including area code, of registrant's
     principal executive offices)                               principal executive offices)

                          PPL CAPITAL FUNDING TRUST II
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   33-6317712
                      (I.R.S. Employer Identification No.)
                             TWO NORTH NINTH STREET
                       ALLENTOWN, PENNSYLVANIA 18101-1179
                                 (610) 774-5151
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JAMES E. ABEL
                      VICE PRESIDENT-FINANCE AND TREASURER
                                 PPL CORPORATION
                             TWO NORTH NINTH STREET
                       ALLENTOWN, PENNSYLVANIA 18101-1179
                                 (610) 774-5151
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                  --------------------------------------------

                                   COPIES TO:

    CATHERINE C. HOOD                VINCENT PAGANO JR.               ROBERT W. DOWNES
THELEN REID & PRIEST LLP         SIMPSON THACHER & BARTLETT          SULLIVAN & CROMWELL
   40 WEST 57TH STREET              425 LEXINGTON AVENUE              125 BROAD STREET
NEW YORK, NEW YORK 10019          NEW YORK, NEW YORK 10017        NEW YORK, NEW YORK 10004
     (212) 603-2000                    (212) 455-2000                  (212) 558-4000

                    ----------------------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective, as determined by market and other conditions.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
              TITLE OF EACH                                       PROPOSED MAXIMUM    PROPOSED MAXIMUM
           CLASS OF SECURITIES                  AMOUNT TO        OFFERING PRICE PER   AGGREGATE OFFERING     AMOUNT OF
            TO BE REGISTERED                 BE REGISTERED(1)       UNIT(1)(2)(3)      PRICE(1)(2)(3)     REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
PPL Corporation Common Stock, par value
    $.01 per share.......................
--------------------------------------------------------------------------------------------------------------------------
PPL Corporation Preferred Stock, par
    value $.01 per share.................
--------------------------------------------------------------------------------------------------------------------------
PPL Corporation Stock Purchase Contracts.
--------------------------------------------------------------------------------------------------------------------------
PPL Corporation Stock Purchase Units.....
--------------------------------------------------------------------------------------------------------------------------
PPL Capital Funding Debt Securities......
--------------------------------------------------------------------------------------------------------------------------
PPL Corporation Guarantees of PPL
    Capital Funding Debt Securities
    ("Guarantees")(4)....................
--------------------------------------------------------------------------------------------------------------------------
PPL Capital Funding Trust II Preferred
    Trust Securities.....................
--------------------------------------------------------------------------------------------------------------------------
PPL Corporation Guarantee ("Preferred
    Trust Securities Guarantee") of PPL
    Capital Funding Trust II Preferred
    Trust Securities (4).................
--------------------------------------------------------------------------------------------------------------------------
PPL Capital Funding Subordinated Debt
    Securities (4) ......................
--------------------------------------------------------------------------------------------------------------------------
PPL Corporation Subordinated Guarantees
    of PPL Capital Funding Subordinated
    Debt Securities ("Subordinated
    Guarantees")(4)......................

--------------------------------------------------------------------------------------------------------------------------

    Total                                     $950,000,000            100%            $950,000,000         $87,400
                                              ============                            ============         =======

==========================================================================================================================



(1) There are being registered hereunder such presently indeterminate principal amount or number of (a) shares of Common Stock, Preferred Stock, Stock Purchase Contracts and Stock Purchase Units which may be sold from time to time by PPL Corporation, (b) Debt Securities which may be sold from time to time by PPL Capital Funding, Inc., and which will be guaranteed as to payment as set forth herein by PPL Corporation, (c) Preferred Trust Securities which may be sold from time to time by PPL Capital Funding Trust II, and which will be guaranteed as set forth hereunder by PPL Corporation, and (d) Subordinated Debt Securities which may be sold from time to time by PPL Capital Funding, and which will be guaranteed as to payment as set forth herein by PPL Corporation. In no event will the aggregate initial offering price of all Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Debt Securities, Preferred Trust Securities or Subordinated Debt Securities ("Securities") issued from time to time pursuant to this Registration Statement exceed $950,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $950,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount. In addition, there are being registered hereunder an indeterminate number of shares of Common Stock issuable by PPL Corporation upon settlement of the Stock Purchase Contracts or Stock Purchase Units or upon conversion of any other Securities. Debt Securities or Preferred Securities may be issued as part of Stock Purchase Units, and after initial issuance by PPL and PPL Capital Funding or PPL Capital Funding Trust II, may be remarketed on behalf of holders in connection with settlement of such holders' obligations under the related Stock Purchase Units.


(2) Estimated solely for the purpose of determining the registration fee. The proposed maximum initial offering price per security will be determined, from time to time, by the registrants in connection with the issuance of the Securities, the Guarantees, the Preferred Trust Securities Guarantee and the Subordinated Guarantees registered hereunder.

(3)      Exclusive of accrued interest or dividends, if any.

(4) No separate consideration will be received for the Guarantees, the Preferred Trust Securities Guarantee or the Subordinated Guarantees. Subordinated Debt Securities may be purchased by PPL Capital Funding Trust II with the proceeds of the sale of Preferred Trust Securities, in which case no separate consideration will be received for the Subordinated Debt Securities.


(5) Pursuant to Rule 429 under the Securities Act of 1933, the combined Prospectus filed as part of this Registration Statement also relates to $20,000,000 aggregate amount of securities registered pursuant to Registration Statement File Nos. 333-54504, 333-54504-01 and 333-54504-02. Registration fees with respect to those securities were paid in the amount of $5,000. In addition, registration fees in the amount of $69,000 were paid on April 5, 2002 in connection with the initial filing fee of this Registration Statement.


         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

                   SUBJECT TO COMPLETION, DATED JULY 18, 2002



PROSPECTUS                                PPL CORPORATION
                                          PPL CAPITAL FUNDING, INC.
                                          PPL CAPITAL FUNDING TRUST II
                                          Two North Ninth Street
                                          Allentown, Pennsylvania 18101-1179
                                          (610) 774-5151


                                  $950,000,000


                                 PPL CORPORATION
                         COMMON STOCK, PREFERRED STOCK,
                STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

                            PPL CAPITAL FUNDING, INC.
                DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES
                             GUARANTEED AS DESCRIBED
                      IN THIS PROSPECTUS BY PPL CORPORATION

                          PPL CAPITAL FUNDING TRUST II
                           PREFERRED TRUST SECURITIES
                             GUARANTEED AS DESCRIBED
                      IN THIS PROSPECTUS BY PPL CORPORATION


      We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

      We may offer the securities directly or through underwriters or agents. The applicable prospectus supplement will describe the terms of any particular plan of distribution.

      INVESTING IN THE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

      PPL Corporation's common stock is listed on the New York Stock Exchange and the Philadelphia Stock Exchange and trades under the symbol "PPL."

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is     , 2002.

                                  RED HERRING
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


                                                                            PAGE


ABOUT THIS PROSPECTUS........................................................2
RISK FACTORS.................................................................4
FORWARD-LOOKING INFORMATION.................................................15
PPL CORPORATION.............................................................17
PPL CAPITAL FUNDING.........................................................19
PPL CAPITAL FUNDING TRUST II................................................19
USE OF PROCEEDS.............................................................19
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
PREFERRED DIVIDENDS.........................................................20
DESCRIPTION OF PPL CORPORATION'S CAPITAL STOCK..............................20
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS............23
DESCRIPTION OF THE DEBT SECURITIES..........................................23
DESCRIPTION OF THE TRUST SECURITIES.........................................33
DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEE.....................41
DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES.............................45
INFORMATION CONCERNING THE TRUSTEES.........................................59
PLAN OF DISTRIBUTION........................................................59
WHERE YOU CAN FIND MORE INFORMATION.........................................60
EXPERTS.....................................................................62
VALIDITY OF THE SECURITIES AND THE SECURITIES GUARANTEES....................62



                              ABOUT THIS PROSPECTUS


      This prospectus is part of a registration statement that PPL Corporation, PPL Capital Funding, Inc. ("PPL Capital Funding") and PPL Capital Funding Trust II (the "Trust") filed with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under this shelf process, we may, from time to time, sell combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $950,000,000. This amount includes $20,000,000 of securities registered under an earlier registration statement. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."


      We may use this prospectus to offer from time to time:

      o shares of PPL Corporation Common Stock, par value $.01 per share ("Common Stock");

      o shares of PPL Corporation Preferred Stock, par value $.01 per share ("Preferred Stock");

      o contracts to purchase shares of PPL Corporation Common Stock ("Stock Purchase Contracts"); and

      o stock purchase units, each representing (1) a Stock Purchase Contract and (2) debt securities or preferred trust securities of third parties (such as Debt Securities or Subordinated Debt Securities of PPL Capital Funding, Preferred Trust Securities of the Trust or United States Treasury securities) that are pledged to secure the stock purchase unit holders' obligations to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units").

      We may also use this prospectus to offer from time to time:

      o PPL Capital Funding's unsecured and unsubordinated debt securities ("Debt Securities"); and

      o PPL Capital Funding's unsecured subordinated debt securities ("Subordinated Debt Securities").

      PPL Corporation will unconditionally guarantee the payment of principal, premium and interest on the PPL Capital Funding Debt Securities and Subordinated Debt Securities as described below in "Description of the Debt Securities - PPL Corporation Guarantees" and "Description of the Subordinated Debt Securities - Subordinated Guarantees."

      We may also use this prospectus to offer from time to time the Trust's preferred trust securities ("Preferred Trust Securities"). PPL Corporation will guarantee the Trust's obligations under the Preferred Trust Securities as described below under "Description of the Preferred Trust Securities Guarantee."

      We sometimes refer to the Common Stock, the Preferred Stock, the Stock Purchase Contracts, the Stock Purchase Units, the Debt Securities, the Subordinated Debt Securities and the Preferred Trust Securities collectively as the "Securities." In addition, we sometimes refer to PPL Corporation's guarantees of Debt Securities ("Guarantees"), guarantees of Subordinated Debt Securities ("Subordinated Guarantees"), and the guarantee of Preferred Trust Securities ("Preferred Trust Securities Guarantee"), collectively as "Securities Guarantees."

      For more detailed information about the Securities and the Securities Guarantees, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

      SEE P. 15 FOR "FORWARD-LOOKING INFORMATION", WHICH SETS FORTH A WARNING REGARDING FORWARD-LOOKING INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

                                  RISK FACTORS

      In addition to the other information in this prospectus, you should consider the factors described below. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may impair our business operations. Each of the risks described below could have a material adverse effect on our business, financial condition or results of operations and could result in a loss or a decrease in the value of the Securities.

RISKS RELATED TO OUR SUPPLY BUSINESSES

      Changes in commodity prices may increase the cost of producing power or decrease the amount we receive from selling power, which could adversely affect our financial performance.

      Our generation and marketing businesses are subject to changes in power prices or fuel costs, which may impact our financial results and financial position by increasing the cost of producing power or decreasing the amount we receive from the sale of power. The market prices for these commodities may fluctuate substantially over relatively short periods of time. Among the factors that could influence such prices are:

      o prevailing market prices for coal, natural gas, fuel oil and other fuels used in our generation facilities, including associated transportation costs, and supplies of such commodities;

      o demand for energy and the extent of additional supplies of energy available from current or new competitors;

      o    capacity and transmission service into, or out of, our markets;

      o    changes in the regulatory framework for wholesale power markets;

      o    liquidity in the general wholesale electricity market; and

      o    weather conditions impacting demand for electricity.

      In the absence of long-term power sales agreements, we must sell the energy, capacity and other products from our facilities into the competitive wholesale power markets. Unlike most other commodities, electric power cannot be stored and must be produced concurrently with its use. As a result, the wholesale power markets are subject to significant price fluctuations over relatively short periods of time and can be unpredictable. In addition, the price we can obtain for power sales may not change at the same rate as changes in fuel and other costs. Given the volatility and potential for material differences between actual power prices and fuel and other costs, if we are unable to secure or maintain long-term power sales and fuel purchase agreements for our power generation facilities, our revenues would be subject to increased volatility and our financial results may be materially adversely affected.

      Our facilities may not operate as planned, which may increase our expenses or decrease our revenues and, thus, have an adverse effect on our financial performance.

      Operation of power plants involves many risks, including the breakdown or failure of equipment or processes, accidents, labor disputes, fuel interruption and performance below expected levels. In addition, weather-related incidents and other natural disasters can disrupt both generation and transmission delivery systems. Operation of our power plants below expected capacity levels may result in lost revenues or increased expenses, including higher maintenance costs and, if we are unable to perform our contractual obligations as a result, penalties or damages.

      We may not be able to obtain adequate fuel supplies, which could adversely affect our ability to operate our facilities.

      We purchase fuel from a number of suppliers. Disruption in the delivery of fuel, including disruptions as a result of weather, labor relations or environmental regulations affecting our fuel suppliers, could adversely affect our ability to operate our facilities, and thus, our results of operations.


      We may be required to meet our "provider of last resort," or PLR, obligations at prices which may be below our cost, which could adversely affect our financial condition. We also are not assured of any guaranteed level of sales as a PLR.


      Under its settlement order in connection with its restructuring pursuant to the Pennsylvania Electricity Generation Customer Choice and Competition Act, which we refer to as the Customer Choice Act, our Pennsylvania electricity delivery subsidiary, PPL Electric Utilities Corporation, or PPL Electric, has an obligation to act as a "provider of last resort," or PLR, to provide electricity, at settlement rates through 2009, to certain retail electric customers that do not select an alternate energy supplier. Our energy marketing subsidiary, PPL EnergyPlus, has entered into long-term contracts to supply PPL Electric's PLR requirements at the settlement rates through 2009. This obligation currently represents a significant portion of the normal operating capacity of our existing generation assets. The prices we receive from our PLR customers were established under the settlement order and may not have any relationship to the cost to us of supplying this power. This means that we are required to absorb increasing costs, including the risk of fuel price increases and increased costs of production.

      The PLR contract obligations do not provide us with any guaranteed level of sales. If our customers obtain service from alternate suppliers, which they are entitled to do at any time, our sales of power under the contracts may decrease. Alternatively, customers could switch back to PPL Electric from alternative suppliers, which may increase demand above our facilities' available capacity. Any switching by customers could have a material adverse effect on our results of operations or financial position.

      We are subject to the risks of nuclear generation, including the risk that our Susquehanna nuclear plant could become subject to revised safety requirements that would increase our capital and operating expenditures, and uncertainties associated with decommissioning our plant at the end of its licensed life.

      Nuclear generation accounts for about 20% of our generation capacity. The risks of nuclear generation generally include:

      o the potential harmful effects on the environment and human health resulting from the operation of nuclear facilities and the storage, handling and disposal of radioactive materials;

      o limitations on the amounts and types of insurance commercially available to cover losses and liabilities that might arise in connection with nuclear operations; and

      o uncertainties with respect to the technological and financial aspects of decommissioning nuclear plants at the end of their licensed lives.

      The Nuclear Regulatory Commission, or NRC, has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generation facilities. In the event of non-compliance, the NRC has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. In addition, revised safety requirements promulgated by the NRC could necessitate substantial capital or operating expenditures at our Susquehanna nuclear plant. In addition, although we have no reason to anticipate a serious nuclear incident at our Susquehanna plant, if an incident did occur, it could have a material adverse effect on our results of operations or financial condition.

      We have a limited history of operating many of our generating facilities in a competitive environment, in which we are not assured of any return on our investment.

      Many of our facilities were historically operated within vertically-integrated, regulated utilities that sold electricity to consumers at prices based on predetermined rates set by state public utility commissions. Unlike regulated utilities, we are not assured of any rate of return on our capital investments through predetermined rates, and our revenues and results of operations are likely to depend, in large part, upon prevailing market prices for electricity in our regional markets and other competitive markets, the volume of demand, capacity factors and ancillary services. We have limited history operating these facilities in a market-based competitive environment, and we may not be able to operate them successfully in such an environment.

      Changes in technology may impair the value of our power plants.

      A basic premise of our business is that generating power at central power plants achieves economies of scale and produces electricity at a relatively low price. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. Research and development activities are ongoing to seek improvements in the alternate technologies. It is possible that advances will reduce the cost of alternate methods of electric production to a level that is equal to or below that of most central station electric production. If this were to happen, the value of our power plants may be significantly impaired.

      We are exposed to operational, price and credit risks associated with selling and marketing products in the wholesale power markets.

      We purchase and sell power at the wholesale level under market-based tariffs authorized by the Federal Energy Regulatory Commission, or FERC, throughout the United States and also enter into short-term agreements to market available energy and capacity from our generation assets with the expectation of profiting from market price fluctuations. If we are unable to deliver firm capacity and energy under these agreements, we could be required to pay damages. These damages would generally be based on the difference between the market price to acquire replacement capacity or energy and the contract price of the undelivered capacity or energy. Depending on price volatility in the wholesale energy markets, such damages could be significant. We also face credit risk that parties with whom we contract will default in their performance, in which case we may have to sell our power into a lower-priced market or make purchases in a higher priced market than existed at the time of contract. For example, we recorded significant charges in 2001 associated with the bankruptcy of Enron Corporation and its affiliates ("Enron"), and Enron's defaults under various electric and gas contracts with our subsidiaries and other entities in which we have invested. For more information, please refer to the reports described under "Where You Can Find More Information." In addition, extreme weather conditions, unplanned power plant outages, transmission disruptions, and other factors could affect our ability to meet our obligations, or cause significant increases in the market price of replacement capacity and energy. Although we attempt to mitigate these risks, there can be no assurance that we will be able to fully meet our obligations, that we will not experience counterparty non-performance or that we will not be required to pay damages for failure to perform.

      We do not always hedge against risks associated with energy and fuel price volatility.

      We attempt to mitigate risks associated with satisfying our contractual power sales arrangements by reserving generation capacity to deliver electricity to satisfy our net firm sales contracts and, when necessary, by purchasing firm transmission service. We also routinely enter into contracts, such as fuel and power purchase and sale commitments, to hedge our exposure to weather conditions, fuel requirements and other energy-related commodities. We may not, however, hedge the entire exposure of our operations from commodity price volatility. To the extent we fail to hedge against commodity price volatility, our results of operations and financial position may be affected unfavorably.

      Our trading, marketing and risk management policies may not work as planned, and we may suffer economic losses despite such policies.

      We actively manage the market risk inherent in our energy and fuel, debt and foreign currency positions. Nonetheless, adverse changes in energy and fuel prices, interest rates and foreign currency exchange rates may result in losses in our earnings or cash flows and adversely affect our balance sheet. Our trading, marketing and risk management procedures may not always be followed or may not work as planned. As a result, we cannot predict with precision the impact that our trading, marketing and risk management decisions may have on our business, operating results or financial position.

      In addition, our trading, marketing and risk management activities are exposed to the credit risk that counterparties that owe us money or energy will breach their obligations. We have established risk management policies and programs, including credit policies to evaluate counterparty credit risk. However, if counterparties to these arrangements fail to perform, we may be forced to enter into alternative hedging arrangements or honor underlying commitments at then-current market prices. In that event, our financial results are likely to be adversely affected.

      Our operating results may fluctuate on a seasonal and quarterly basis.

      Electrical power supply may be seasonal. For example, in some parts of the country, demand for, and market prices of, electricity peak during the hot summer months, while in other parts of the country such peaks occur in the cold winter months. As a result, our overall operating results in the future may fluctuate substantially on a seasonal basis. The pattern of this fluctuation may change depending on the nature and location of the facilities we acquire and the terms of our contracts to sell electricity.

      We rely on some transmission and distribution assets that we do not own or control to deliver our wholesale electricity and natural gas. If transmission is disrupted, or if capacity is inadequate, our ability to sell and deliver power may be hindered.

      We depend on transmission and distribution facilities owned and operated by utilities and other energy companies to deliver the electricity and natural gas we sell to the wholesale market, as well as the natural gas we purchase for use in our electric generation facilities. If transmission is disrupted, or if capacity is inadequate, our ability to sell and deliver products and satisfy our contractual obligations may be hindered.

      The FERC has issued regulations that require wholesale electric transmission services to be offered on an open-access, non-discriminatory basis. Although these regulations are designed to encourage competition in wholesale market transactions for electricity, there is the potential that fair and equal access to transmission systems will not be available or that sufficient transmission capacity will not be available to transmit electric power as we desire. We cannot predict the timing of industry changes as a result of these initiatives or the adequacy of transmission facilities in specific markets.

RISKS RELATED TO OUR BUSINESS GENERALLY AND TO OUR INDUSTRY

      The energy industry is rapidly changing and intensely competitive, which may adversely affect our ability to operate profitably.

      We face intense competition in our energy supply and development businesses. A number of our competitors, including domestic and international energy companies and other global power providers, have more extensive experience operating in unregulated markets, larger staffs and/or greater financial resources than we do. In addition, many of the regions in which we operate have implemented or are considering implementing regulatory initiatives designed to increase competition. For example, regulations encouraging industry deregulation and privatization continue to cause the disaggregation of vertically integrated utilities into separate generation, transmission and distribution businesses in the United States and abroad. Moreover, the FERC has implemented regulatory changes designed to increase access to transmission grids by utility and non-utility purchasers and sellers of electricity. As a result, a significant number of additional competitors could become active in the generation segment of our industry. This competition may negatively impact our ability to sell energy and related products and the prices which we may charge for such products, which could adversely affect our results of operations and our ability to grow our business.

      In addition, while demand for electricity is generally increasing throughout the United States, the rate of construction and development of new electric assets may exceed the increase in demand in some regional markets. The commencement of commercial operation of new facilities in the regional markets where we own or control generation capacity will likely increase the competitiveness of the wholesale power market in those regions, which could have a material adverse effect on our business and financial condition.

      Our business is subject to extensive regulation, which may increase our costs, reduce our revenues, or prevent or delay operation of our facilities.

      Our U.S. generation subsidiaries are exempt wholesale generators, or EWGs, which sell electricity into the wholesale market. Generally, our EWGs are subject to regulation by the FERC. The FERC has authorized us to sell generation from our facilities at market-based prices. The FERC retains the authority to modify or withdraw our market-based rate authority and to impose "cost of service" rates if it determines that the market is not workably competitive, that we possess market power or that we are not charging just and reasonable rates. Any reduction by the FERC of the rate we may receive or any unfavorable regulation of our business by state regulators could materially adversely affect our results of operations.

      The acquisition, ownership and operation of power generation facilities require numerous permits, approvals, licenses and certificates from federal, state and local governmental agencies. We may not be able to obtain or maintain all required regulatory approvals. If there is a delay in obtaining any required regulatory approvals or if we fail to obtain or maintain any required approval or comply with any applicable law or regulation, the operation of our assets and our sales of electricity could be prevented or delayed or become subject to additional costs.

      We operate in competitive segments of the electric power industry created by deregulation initiatives at the state and federal levels. If the present trend towards competition is reversed, discontinued or delayed, our business prospects and financial condition could be materially adversely affected.

      Some restructured markets have recently experienced supply problems and price volatility. In some of these markets, government agencies and other interested parties have made proposals to delay market restructuring or even re-regulate areas of these markets that have previously been deregulated. See "We cannot predict the effect of initiatives in Montana to re-regulate generating assets," below for more information. In California, legislation has been passed placing a moratorium on the sale of generation plants by public utilities regulated by the California Public Utilities Commission. In 2001, the FERC instituted a series of price controls designed to mitigate (or cap) prices in the entire western U.S. to address the extreme volatility in the California energy markets. These price controls have had the effect of significantly lowering spot and forward energy prices in the western market.

      In addition, the independent system operators that oversee the transmission systems in certain wholesale power markets have from time to time been authorized to impose price limitations and other mechanisms to address volatility in the power markets. These types of price limitations and other mechanisms may adversely impact the profitability of our wholesale power marketing and trading business.

      Other proposals to re-regulate our industry may be made, and legislative or other action affecting the electric power restructuring process may cause the process to be delayed, discontinued or reversed in the states in which we currently, or may in the future, operate. If the current trend towards competitive restructuring of the wholesale and retail power markets is delayed, discontinued or reversed, our business prospects and financial condition could be materially adversely affected.

      We cannot predict the outcome or extent of any investigations or litigation associated with our capacity transactions described in the PJM Market Monitor report and related matters, which could result in penalties, an obligation to pay damages, or other liabilities.


      In November 2001, the Market Monitor of PJM Interconnection, LLC, or PJM, publicly released a report prepared for the Pennsylvania Public Utility Commission, or PUC, entitled "Capacity Market Questions" relating to the pricing of installed capacity in the PJM daily market during the first quarter of 2001. The report concludes that PPL EnergyPlus was able to exercise market power to raise the market-clearing price above the competitive level during that period. In November 2001, the PUC issued an investigation order directing its Law Bureau to conduct an investigation into the PJM capacity market and the allegations in the Market Monitor's report. In June 2002, the PUC issued an "investigation report" alleging, among other things, that PPL had "unfairly manipulated electricity markets in early 2001," and that "there was an unlawful exercise of market power and market rules gaming by PPL" that was damaging to wholesale and retail electricity markets in Pennsylvania. The PUC stated that it was not authorized to, and was not attempting to, adjudicate the merits of PPL's defenses to these charges, but has referred the matter to the U.S. Department of Justice -- Antitrust Division, or DOJ, the FERC and the Pennsylvania Attorney General. We had previously responded to certain information requests of the DOJ in connection with a civil investigative demand regarding capacity transactions in the PJM, and the Office of the Pennsylvania Attorney General has now requested PPL to provide it with any information that we provided to the DOJ. In addition, in July 2002, PPL appealed the PUC order to the Commonwealth Court of Pennsylvania. Although we believe that the PUC's report is inaccurate, that its conclusions are groundless, and that we acted ethically and legally, in compliance with all applicable laws and regulations, we cannot predict the outcome or extent of any investigations, litigation or other proceedings related to this matter.


      We cannot predict the effects of initiatives in Montana to re-regulate generating assets.

      In 2001, the Montana Public Service Commission, or MPSC, issued an order in which it found that The Montana Power Company must continue to provide electric service to its customers at tariffed rates until its transition plan under the Montana restructuring legislation is finally approved, and that purchasers of generating assets from Montana Power must provide electricity to meet Montana Power's full load requirements at prices to Montana Power that reflect costs calculated as if the generation assets had not been sold. PPL Montana purchased Montana Power's interest in two coal-fired plants and 11 hydroelectric units in 1999. In 2001, PPL Montana challenged the MPSC Order, asserting, among other things, that the Federal Power Act preempts states from regulating the sale of electricity in wholesale markets, and requesting that the MPSC be enjoined from seeking to regulate wholesale sales from PPL Montana's generating assets. In March 2002, the U.S. District Court in Helena, Montana dismissed PPL Montana's lawsuit on procedural grounds, ruling that the Eleventh Amendment to the U.S. Constitution prevented PPL Montana from bringing the action in federal court. The District Court noted that the action could be filed in a state court in Montana. PPL Montana has appealed the District Court's ruling to the United States Court of Appeals for the Ninth Circuit. We cannot predict the ultimate outcome of these proceedings.

      In addition, there has been proposed a ballot initiative to create an elected Montana public power commission to determine whether purchasing hydroelectric dams in Montana is in the public interest. See "Where You Can Find

More Information" for how you can find more information regarding this initiative. Such a commission could decide to acquire PPL Montana's hydroelectric dams either pursuant to a negotiated purchase or an acquisition at fair market value through the power of condemnation. While PPL Montana intends to vigorously oppose such an initiative, we cannot predict the outcome of this proposal.

      We may be adversely affected by legal proceedings arising out of the electricity supply situation in California and other western states, which could result in refund or other liabilities.

      Litigation arising out of the California electricity supply situation has been filed with the FERC and in California courts against sellers of energy to the California ISO. The plaintiffs and intervenors in these proceedings allege abuse of market power, manipulation of market prices, unfair trade practices and violations of state antitrust laws, among other things, and seek price caps on wholesale sales in California and other western power markets, refunds of excess profits allegedly earned on these sales, and other relief, including treble damages and attorney's fees. In addition, attorneys general in several western states, including California, have begun investigations related to the electricity supply situation in California and other western states. Certain of our subsidiaries have intervened in the FERC proceedings in order to protect their interests, but have not been named by the plaintiffs in the proceedings alleging abuses of market power, manipulation of market prices, unfair trade practices and violations of state antitrust laws. However, in April 2002, PPL Montana was named by a defendant in a consolidated court proceeding which combined several of the lawsuits alleging antitrust and unfair trade practices. Specifically, one of the original generators, sued by various plaintiffs, filed a cross-complaint against 30 other generators and power marketers, including PPL Montana. This generator denies that any unlawful, unfair or fraudulent conduct occurred or caused any harm to the plaintiffs, and explains that the plaintiffs' claims are completely barred by federal law. Nonetheless, this generator alleges that it filed its complaint against the other generators and power marketers in order to assist the court in resolving the proceeding and asserts that, if it is found liable, the other generators and power marketers, including PPL Montana caused, contributed to and/or participated in the plaintiffs' alleged losses.

      In addition, PPL Montana has been named as a defendant in a declaratory judgment action initiated by the State of California to prevent certain members of the California Power Exchange from seeking compensation for the state's seizure of certain energy contracts. PPL Montana is a member of the California Power Exchange, but it has no energy contracts with or through the California Power Exchange and has not sought compensation in connection with the state's seizure.

      The FERC has determined that all sellers of energy in the California markets should be subject to refund liability for the period beginning October 2, 2000 through June 20, 2001 and has initiated an evidentiary hearing concerning refund amounts. The FERC also is considering whether to order refunds for sales made in the Pacific Northwest, including sales made by our subsidiaries. The FERC Administrative Law Judge assigned to this proceeding has recommended that no refunds be ordered for sales into the Pacific Northwest. The FERC presently is considering this recommendation. In addition, the FERC has been conducting an additional investigation of alleged price manipulation in power markets in California and the western United States. In connection with this investigation, the FERC has served several sets of data requests on sellers of energy in those markets, including PPL Montana.

      While PPL Montana sold only a small amount of electricity into the California market during 2000 and 2001 and currently is not selling into that market, and while PPL believes that it has not engaged in any improper trading practices, we cannot predict whether or the extent to which any of our subsidiaries will be the target of any additional governmental investigation or named in other lawsuits or refund proceedings, the outcome of any such existing or future proceedings or whether the ultimate impact on us of the electricity supply situation in California and other western states will be material.

      Our costs of compliance with environmental laws are significant, and the costs of compliance with new environmental laws could adversely affect our profitability.

      Our operations are subject to extensive federal, state, local and foreign statutes, rules and regulations relating to environmental protection. To comply with these legal requirements, we must spend significant sums on environmental monitoring, pollution control and emission fees.

      New environmental laws and regulations affecting our operations, and new interpretations of existing laws and regulations, may be adopted or become applicable to us. For example, the laws governing air emissions from coal-burning plants are being re-interpreted by federal and state authorities. These re-interpretations could result in the imposition of substantially more stringent limitations on these emissions than those currently in effect.

      We may not be able to obtain or maintain all environmental regulatory approvals necessary to our business. If there is a delay in obtaining any required environmental regulatory approval or if we fail to obtain, maintain or comply with any such approval, operations at our affected facilities could be halted or subjected to additional costs. Further, at some of our older facilities it may be uneconomical for us to install the necessary equipment, which may cause us to shut down those generation units.

      Our business development activities may not be successful and our projects under construction may not commence operation as scheduled, which could increase our costs and impair our ability to recover our investment.

      The acquisition, development and construction of generating facilities involves numerous risks. We may be required to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other expenses in preparation for competitive bids which we may not win or before it can be established whether a project is feasible, economically attractive or capable of being financed. Our success in developing a particular project is contingent upon, among other things, negotiation of satisfactory engineering, construction, fuel supply and power sales contracts, receipt of required governmental permits and timely implementation and satisfactory completion of construction. If we were unable to complete the development of a facility, we would generally not be able to recover our investment in the project.

      Currently, we have power plants with 2,140 MW of generation capacity under development or construction and we intend to continue to acquire and develop new, low-cost and efficient electric power generation facilities in key northeastern and western markets. Successful completion of these facilities is subject to numerous factors, including:

      o    changes in market prices;

      o our ability to obtain permits and approvals and comply with applicable regulations;

      o availability and timely delivery of gas turbine generators and other equipment;

      o    unforeseen engineering problems;

      o    construction delays and contractor performance shortfalls;

      o shortages and inconsistent quality of equipment, material and labor;

      o    work stoppages;

      o    adverse weather conditions;

      o    environmental and geological conditions; and

      o    unanticipated cost increases.

      Any of these factors could give rise to delays, cost overruns or the termination of expansion, construction or development. The failure to complete construction according to specifications and on time can result in cost overruns, liabilities, reduced plant efficiency, higher operating and other costs and reduced earnings.

      Our investments and projects located outside of the United States expose us to risks related to laws of other countries, taxes, economic conditions, fluctuations in currency rates, political conditions and policies of foreign governments. These risks may delay or reduce our realization of value from our international projects.

      We have operations outside of the United States. The acquisition, financing, development and operation of projects outside the United States entail significant financial risks, which vary by country, including:

      o changes in foreign laws or regulations relating to foreign operations, including tax laws and regulations;

      o changes in United States laws related to foreign operations, including tax laws and regulations;

      o changes in government policies, personnel or approval requirements;

      o    changes in general economic conditions affecting each country;

      o    changes in labor relations in foreign operations;

      o limitations on foreign investment or ownership of projects and returns or distributions to foreign investors;

      o limitations on ability of foreign companies to borrow money from foreign lenders and lack of local capital or loans;

      o fluctuations in currency exchange rates and difficulty in converting our foreign funds to U.S. dollars, which can increase our expenses and/or impair our ability to meet such expenses, and difficulty moving funds out of the country in which the funds were earned;

      o limitations on ability to import or export property and equipment;

      o    compliance with United States foreign corrupt practices laws;

      o    political instability and civil unrest; and

      o    expropriation and confiscation of assets and facilities.

      Our international operations are subject to regulation by various foreign governments and regulatory authorities. The laws and regulations of some countries may limit our ability to hold a majority interest in some of the projects that we may develop or acquire, thus limiting our ability to control the development, construction and operation of those projects. In addition, the legal environment in foreign countries in which we currently own assets or projects or may develop projects in the future could make it more difficult for us to enforce our rights under agreements relating to such projects. Our international projects may also be subject to risks of being delayed, suspended or terminated by the applicable foreign governments or may be subject to risks of contract invalidation by commercial or governmental entities.

      Despite contractual protections we have against many of these risks for our international operations or potential investments in the future, our actual results and the value of our investment may be adversely affected by the occurrence of any of these events.

      Many of the countries in which we operate have adopted programs to encourage private investment and competition in the electric industry. However, some of these restructured markets have experienced disruption. Companhia Energetica de Maranhao, or CEMAR, which is our electricity distribution subsidiary in Brazil, operates under a 30-year concession agreement with the Brazilian government. CEMAR has been impacted by shortages of electricity, government imposed electricity rationing, substantial disruption in the energy markets, and the failure of the electricity regulator to adequately address these problems. As a result, CEMAR's results of operations, cash flows, and ability to meet its financial obligations have deteriorated. We have determined that the long-term viability of the CEMAR operation is jeopardized and expect to record impairment losses for the entire amount of the investment. In 2001, we recorded impairment losses of $217 million. We did not write-off the remaining portion of our CEMAR investment, approximately $100 million at December 31, 2001, primarily related to our foreign currency translation adjustment, or CTA, balance, because accounting guidance prohibits the including of CTA in an impairment calculation where the assets are not held for disposal. We have been working with CEMAR's creditors and governmental authorities in Brazil on a plan to return the company to financial stability. That plan included our request for a rate increase review, which Brazilian regulators denied in early June 2002. We viewed the rate-increase review as a critical step in restoring CEMAR to financial stability. We are now considering a narrowing range of options to maximize the value of CEMAR, but we have not yet made a decision to exit the investment. Should we make such an exit decision, we would again assess impairment of the investment and would, most likely, record an additional impairment for the CTA balance, reduced by any operating losses recorded through the date of the impairment.

RISKS RELATED TO OUR CORPORATE AND FINANCIAL STRUCTURE

      Our cash flow, ability to pay dividends and ability to meet debt obligations largely depend on the performance of our subsidiaries and affiliates, some of which we do not control.

      PPL Corporation is a holding company and conducts its operations primarily through subsidiaries. Substantially all of PPL Corporation's consolidated assets are held by such subsidiaries. Accordingly, PPL Corporation's cash flow, its ability to pay dividends on its capital stock and its ability to meet its obligations under the Securities Guarantees are largely dependent upon the earnings of these subsidiaries and the distribution or other payment of such earnings to PPL Corporation in the form of dividends, loans or advances or repayment of loans and advances from PPL Corporation. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on any Securities (except for the Securities issued by such subsidiaries) or to make any funds available for such payment.

      Because PPL Corporation is a holding company, its obligations under the Securities Guarantees will be effectively subordinated to all existing and future liabilities of its subsidiaries. Therefore, PPL Corporation's rights and the rights of its shareholders and creditors, including rights of a holder of any Security under a Securities Guarantee, to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized, will be subject to the prior claims of such subsidiary's creditors. To the extent that PPL Corporation may itself be a creditor with recognized claims against any such subsidiary, PPL Corporation's claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary senior to that held by PPL Corporation. Although certain agreements to which PPL Corporation and its subsidiaries are parties limit the ability to incur additional indebtedness, PPL Corporation and its subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

      The debt agreements of some of our subsidiaries and affiliates restrict their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the payment of other obligations, including operating expenses, debt service and reserves. Further, if we elect to receive distributions of earnings from our foreign operations, we may incur United States taxes, net of any available foreign tax credits, on such amounts. Distributions to us from our international projects are, in some countries, also subject to withholding taxes.

                           FORWARD-LOOKING INFORMATION

      Certain statements included or incorporated by reference in this prospectus, including statements with respect to future earnings, energy supply and demand, costs, subsidiary performance, growth, new technology, project development, energy and fuel prices and generating capacity and performance, are "forward-looking statements" within the meaning of the federal securities laws. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. These forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. In addition to the specific factors discussed in the "Risk Factors" section herein and our reports that are incorporated herein by reference, the following are among the most important factors that could cause actual results to differ materially from the forward-looking statements:

      o    market demand and prices for energy, capacity and fuel;

      o    weather variations affecting customer energy usage;

      o    competition in retail and wholesale power markets;

      o    the effect of any business or industry restructuring;

      o    profitability and liquidity;

      o new accounting requirements or new interpretations or applications of existing requirements;

      o    operation of existing facilities and operating costs;

      o    the development of new projects, markets and technologies;

      o    the performance of new ventures;

      o political, regulatory or economic conditions in states, regions or countries where we or our subsidiaries conduct business;

      o receipt and renewals of necessary governmental permits and approvals;

      o capital markets conditions and decisions regarding our capital structure;

      o    stock price performance;

      o    our or any of our subsidiaries' securities ratings;

      o    foreign exchange rates;

      o    commitments and liabilities;

      o    state and federal regulatory developments;

      o    new state or federal legislation;

      o national or regional economic conditions, including any potential effects arising from the September 11, 2001 terrorist attacks in the United States, and any consequential hostilities;

      o    environmental conditions and requirements; and

      o    system conditions and operating costs.

      Any such forward-looking statements should be considered in light of such important factors.

      New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all of such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update the information contained in such statement to reflect subsequent developments or information.

                                 PPL CORPORATION

      PPL Corporation ("PPL") is a holding company and is engaged, through subsidiaries, in power generation and marketing primarily in the northeastern and western United States, and in the delivery of electricity in Pennsylvania, the United Kingdom and Latin America. We are a Pennsylvania corporation, incorporated in 1995, with headquarters in Allentown, Pennsylvania.

      o At March 31, 2002, we owned or controlled, through subsidiaries, 10,280 MW of electric power generation capacity, and we intend to continue to acquire and develop new, low-cost and efficient electric power generation facilities in key northeastern and western markets. At March 31, 2002, we were constructing or developing new electric power projects in Arizona, Illinois, New York and Pennsylvania representing an additional 2,140 MW of power generation capacity. When we refer to MW in this prospectus, we mean net megawatts with respect to generation capacity that is currently in operation, and we mean gross megawatts with respect to generation capacity that is in development.

      o We market wholesale and retail energy primarily in the northeastern and western portions of the United States, deliver electricity to approximately 6 million customers in Pennsylvania, the United Kingdom and Latin America, and provide energy-related services to businesses in the mid-Atlantic and northeastern United States.

      We operate through two principal lines of business, energy supply and energy delivery.

ENERGY SUPPLY

      Our generation assets are managed as an integrated portfolio through subsidiaries of PPL Energy Supply, our holding company for our competitive energy businesses, and we coordinate our generation operations with our marketing, trading and risk management activities.

      Our principal supply subsidiaries include:

      o PPL GENERATION, which serves as the holding company for our generation businesses in the United States. At March 31, 2002, PPL Generation owned or controlled a portfolio of domestic power generation assets with a total capacity of 10,280 MW. These power plants are located in Pennsylvania (8,502 MW), Montana (1,157
           MW), Arizona (300 MW), Connecticut (225 MW) and Maine (96 MW) and use well-diversified fuel sources including coal, nuclear, natural gas, oil and hydro. Our Pennsylvania generation assets consist primarily of low-cost, baseload facilities and are located in the market-administered PJM, the largest centrally-dispatched power pool in the United States.

      o PPL ENERGYPLUS, which markets or brokers electricity produced by PPL Generation, along with purchased power and natural gas, in competitive wholesale and retail markets, primarily in the northeastern and western United States. Under two generation supply agreements with PPL Electric which extend through 2009, PPL EnergyPlus also sells electricity to PPL Electric to meet PPL Electric's PLR obligation, as well as PPL Electric's contractual obligations to certain municipalities. In addition, PPL EnergyPlus subsidiaries provide energy-related products and services, such as engineering and mechanical contracting, construction and maintenance services, to commercial and industrial customers.


      o PPL GLOBAL holds international energy projects that are primarily focused on the distribution of electricity. PPL Global currently owns and operates electricity delivery businesses primarily in the United Kingdom and Latin America.


ENERGY DELIVERY

      We also provide high-quality energy delivery services in the mid-Atlantic regions of the United States through our subsidiaries, PPL Electric and PPL Gas Utilities Corporation.

      o PPL ELECTRIC, incorporated in 1920, is a regulated public utility providing electricity delivery services to approximately 1.3 million customers in eastern and central Pennsylvania. PPL Electric also serves as the PLR for electric customers in its service territory who have not selected an alternate supplier under the Customer Choice Act.


      o PPL GAS UTILITIES is a holding company with regulated public utility subsidiaries providing natural gas and propane delivery services to approximately 103,000 customers in Pennsylvania and Maryland.


      Our significant operating subsidiaries are depicted below:


                                [GRAPHIC OMITTED]


      The information above concerning PPL Corporation and its subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning PPL Corporation and its subsidiaries, including certain assumptions, risks and uncertainties involved in the forward-looking statements contained or incorporated by reference in this prospectus, you should refer to the information described in "Where You Can Find More Information."

      PPL Corporation's offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101-1179 and its telephone number is (610) 774-5151.

                               PPL CAPITAL FUNDING

      PPL Capital Funding is a Delaware corporation and a wholly-owned subsidiary of PPL Corporation. PPL Capital Funding's primary business is to provide financing for the operations of PPL Corporation and its subsidiaries.

      PPL Capital Funding's offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101-1179 and its telephone number is (610) 774-5151.

                          PPL CAPITAL FUNDING TRUST II

      The Trust is a statutory business trust created under Delaware law under a trust agreement which is to be amended pursuant to an Amended and Restated Trust Agreement (as so amended, the "Trust Agreement") among PPL Corporation, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) as the Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee and two of our employees as Administrative Trustees. The Trust exists only to issue and sell its Preferred Trust Securities and Common Trust Securities, to acquire and hold the Subordinated Debt Securities as trust assets and to engage in activities incidental to the foregoing. All of the Common Trust Securities will be owned by PPL Corporation. The Common Trust Securities will represent at least 3% of the total capital of the Trust. Payments will be made on the Common Trust Securities pro rata with the Preferred Trust Securities, except that the Common Trust Securities' right to payment will be subordinated to the rights of the Preferred Trust Securities if there is a default under the Trust Agreement resulting from an event of default under the Subordinated Indenture, as defined below. The Trust has a term of approximately 40 years, but may dissolve earlier as provided in the Trust Agreement. The Trust's business and affairs will be conducted by its Administrative Trustees, as set forth in the Trust Agreement. The office of the Delaware Trustee in the State of Delaware is 500 Stanton Christiana Road, Building 4, 3rd Floor, Newark, Delaware 19713. The Trust's offices are located at Two North Ninth Street, Allentown, PA 18101-1179, and the telephone number is (610) 774-5151.

                                 USE OF PROCEEDS

      Unless we indicate differently in the applicable prospectus supplement, the net proceeds from the sale of the Debt Securities, Subordinated Debt Securities and/or the Preferred Trust Securities will be loaned to PPL Corporation and/or its subsidiaries. PPL Corporation and/or its subsidiaries are expected to use the proceeds of such loans, and the proceeds of any other Securities, for general corporate purposes, including investing in unregulated business activities and retiring short-term debt previously incurred to provide interim financing for such purposes. At May 15, 2002, PPL Corporation had $150 million of short-term debt outstanding at an average interest rate of 2%.

                   RATIOS OF EARNINGS TO FIXED CHARGES AND
              EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

      The following table sets forth PPL Corporation's ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred dividends for the periods indicated:

                            Twelve Months              Twelve Months
                            Ended March 31,          Ended December 31,
                            ---------------  ----------------------------------------
                                2002         2001(a)  2000(a)  1999(a)  1998(a)  1997
                                ----         ----     ----     -------  -------  ----

Ratio of earnings to
fixed charges...........         1.5         1.8      2.6      2.8      3.1      2.9

Ratio of earnings to
fixed charges and
preferred dividends (b).         1.5         1.8      2.6      2.8      3.1      2.9


       (a) 2001, 2000, 1999 and 1998 net income excludes extraordinary items, minority interest and the cumulative effect of a change in accounting principle. In addition, the changes in ratios from year-to-year are in part attributable to certain unusual items with significant earnings impact. See PPL Corporation's reports on file with the SEC pursuant to the Exchange Act as described under "Where You Can Find More Information" for more information.

       (b) Computed using earnings and fixed charges of PPL Corporation and its subsidiaries. Fixed charges consist of interest on short- and long-term debt, interest on company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subsidiary company debentures, other interest charges, interest on capital lease obligations and the estimated interest component of other rentals and dividends on preferred stock of subsidiaries.

                 DESCRIPTION OF PPL CORPORATION'S CAPITAL STOCK

      The description below is a summary of certain provisions of PPL Corporation's capital stock. The Pennsylvania Business Corporation Law, or BCL, and the Restated Articles of Incorporation and Bylaws of PPL Corporation determine the rights and privileges of holders of PPL Corporation's capital stock. We encourage you to read such documents, which have been filed with the SEC, and the Pennsylvania law for more information regarding such capital stock.

AUTHORIZED CAPITAL

      The authorized capital stock of PPL Corporation consists of 390,000,000 shares of Common Stock, par value $.01 per share and 10,000,000 shares of Preferred Stock, par value $.01 per share.

COMMON STOCK

      As of March 31, 2002, 147,142,007 shares of Common Stock were issued and outstanding. The outstanding Common Stock is, and the Common Stock offered hereby when issued and paid for will be, fully paid and non-assessable.

      Dividends. Dividends on the Common Stock will be paid if, when and as determined by the Board of Directors of PPL Corporation out of funds legally available for this purpose. The rate and timing of future dividends will depend upon the future earnings and financial condition of PPL Corporation and its subsidiaries and upon other relevant factors affecting PPL Corporation's dividend policy which PPL Corporation cannot presently determine. As a practical matter, the ability of PPL Corporation to pay dividends will be governed by the ability of PPL Corporation's operating subsidiaries to pay dividends to PPL Corporation. The subsidiaries' ability to pay dividends to PPL Corporation will be subject to the prior rights of the holders of such subsidiaries' outstanding debt and preferred securities, the availability of earnings and the needs of their businesses. See "PPL Corporation - Holding Company Structure."

      Voting Rights. Holders of Common Stock are entitled to one vote for each share held by them on all matters presented to shareowners. Pursuant to PPL Corporation's Articles of Incorporation, the holders of Common Stock will not have cumulative voting rights in the election of directors. PPL Corporation's bylaws provide for a classified board of directors consisting of three classes as nearly equal in number as may be. Each class holds office until the third year following the election of such class, and no director may be removed except for cause upon a two-thirds vote of all outstanding shares. PPL Corporation's bylaws also provide for certain notice requirements for shareowner nominations and proposals at annual meetings and preclude shareowners from bringing business before any special meeting. PPL Corporation's Articles of Incorporation and certain provisions of Pennsylvania law would require a supermajority vote of the holders of Common Stock or a majority vote of disinterested directors to approve certain business combinations and other major transactions involving PPL Corporation. See "Possible Anti-Takeover Effects of Our Articles and Bylaws" below for additional information.

      Liquidation Rights. After satisfaction of the preferential liquidation rights of any Preferred Stock, the holders of Common Stock are entitled to share, ratably, in the distribution of all remaining net assets.

      Preemptive and Other Rights. The holders of Common Stock do not have preemptive rights as to additional issues of Common Stock or conversion rights. The shares of Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

PREFERRED STOCK

      PPL Corporation's Board of Directors is authorized, without further shareowner action, to divide the Preferred Stock into one or more classes or series and to determine the designations, preferences, limitations and special rights of any class or series including, but not limited to, the following:

      (a)  the rate of dividend, if any;

      (b) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of PPL Corporation;

      (c) the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

      (d) the price at and the terms and conditions upon which shares may be redeemed; and

      (e)  the voting rights, if any.

      No shares of Preferred Stock have been issued. The applicable prospectus supplement will describe the terms of any Preferred Stock.

      Unless otherwise provided in the applicable prospectus supplement, holders of Preferred Stock will not have any preemptive rights to subscribe for or purchase any additional shares of the capital stock of PPL Corporation, or other securities or other right or option to purchase shares of capital stock. See "Possible Anti-Takeover Effects of Certain Provisions of the Articles and Bylaws" below for additional information.

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE ARTICLES AND BYLAWS

      Certain provisions of the Articles and Bylaws may have the effect of discouraging unilateral tender offers or other attempts to takeover and acquire the business of PPL Corporation. As permitted by the BCL, our Articles and Bylaws

      (a) do not provide for cumulative voting in the election of directors,

      (b) restrict shareholders from bringing any business before a special meeting of shareowners,

      (c) require prior written notice of any business to be brought by a shareowner before the annual meeting and

      (d)  require advance notice for shareowner nominations for directors.

In addition, the Articles and Bylaws authorize the Board of Directors to create and issue a new class or series of preferred stock, provide for a classified Board of Directors, and include certain fair price provisions and super-majority voting requirements relating to business combinations, removal of directors and amendments to the Articles and Bylaws. These provisions in our Articles and Bylaws may limit the ability of individuals to bring matters before shareowner meetings, change the composition of the Board of Directors and pursue a merger, takeover, business combination or tender offer involving PPL Corporation, which, under certain circumstances, could encourage a potentially interested purchaser to negotiate with the Board of Directors rather than pursue a non-negotiated takeover attempt, including one which shareowners might favor, and could reduce the market value of our common stock.

LISTING

      The outstanding shares of Common Stock are, and the shares offered hereby will be, listed on the New York and Philadelphia Stock Exchanges.

TRANSFER AGENTS AND REGISTRARS

      The Transfer Agents and Registrars for the Common Stock are PPL Services Corporation and Wells Fargo Bank Minnesota, N.A., St. Paul, Minnesota.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      PPL Corporation may issue Stock Purchase Contracts representing contracts obligating holders to purchase from PPL Corporation, and PPL Corporation to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and number of shares of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of other Stock Purchase Units that consist of (a) a Stock Purchase Contract or (b) a Stock Purchase Contract and debt securities or preferred trust securities of third parties (including, but not limited to, Debt Securities, Subordinated Debt Securities, Preferred Trust Securities or United States Treasury securities), that would secure the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require PPL Corporation to make periodic payments to the holders of the Stock Purchase Units or vice-versa. These payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

      The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units.

                       DESCRIPTION OF THE DEBT SECURITIES

      The following description sets forth certain general terms and provisions of PPL Capital Funding's unsecured debt securities, consisting of notes or debentures, that we may offer by this prospectus ("Debt Securities"). We will describe the particular terms of Debt Securities, and provisions that vary from those described below, in one or more prospectus supplements.

      We may issue the Debt Securities from time to time in the future in one or more series. We will issue the Debt Securities and the guarantee or guarantees of PPL Corporation relating thereto (the "Guarantee" or "Guarantees") under the Indenture, dated as of November 1, 1997 (as such indenture has been and may be supplemented, the "Indenture"), among PPL Capital Funding, PPL Corporation and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Trustee").

      The Indenture is filed as an exhibit to the registration statement. The Indenture and its associated documents contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Debt Securities or the Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of certain terms used in the Indenture. We also include references in parentheses to certain sections of the Indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement or supplements. The Indenture has been qualified under the Trust Indenture Act, and you should refer to the Trust Indenture Act for provisions that apply to the Debt Securities.

GENERAL

      We may issue an unlimited amount of Debt Securities or other securities under the Indenture. The Debt Securities and all other debt securities issued previously or hereafter under the Indenture are collectively referred to herein as the "Indenture Securities."

      The Debt Securities will be unsecured and unsubordinated obligations of PPL Capital Funding, and by the Guarantees will be unconditionally guaranteed by PPL Corporation as to payment of principal and any interest and premium.
See "--PPL Corporation Guarantees."

      Prior to the issuance of each series, certain aspects of the particular Debt Securities have to be specified in a supplemental indenture, in a board resolution of PPL Capital Funding, or in one or more officer's certificates of PPL Capital Funding pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement(s) for a description of the following terms of the series of Debt Securities:

          (a)  the title of such Debt Securities;

          (b)  any limit upon the principal amount of such Debt Securities;

          (c) the date or dates on which principal will be payable or how to determine such dates;

          (d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable ("Interest Payment Dates"); and any record dates for the interest payable on such Interest Payment Dates;

          (e) any obligation or option of PPL Capital Funding to redeem, purchase or repay Debt Securities, or any option of the Holder to require PPL Capital Funding to redeem or repurchase Debt Securities, and the terms and conditions upon which such Debt Securities will be redeemed, purchased or repaid;

          (f) the denominations in which such Debt Securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

          (g) whether such Debt Securities are to be issued in whole or in part in the form of one or more global Debt Securities and, if so, the identity of the depositary for such global Debt Securities; and

          (h)  any other terms of such Debt Securities.

(See Section 301.)

PPL CORPORATION GUARANTEES

      PPL Corporation will unconditionally guarantee the payment of principal of and any interest and premium on the Debt Securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Debt Securities and the Indenture. The Guarantees will remain in effect until the entire principal of and any premium and interest on the Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the

Indenture. (See Article Fourteen.) The Guarantees will be unsecured debt of PPL Corporation, not subordinated by their terms to any other obligations of PPL Corporation. See "PPL Corporation--Holding Company Structure," above, however, with regard to the effect of the holding company structure on the status of PPL Corporation's obligations compared to obligations of its subsidiaries.

PAYMENT OF DEBT SECURITIES

      INTEREST

      Unless we indicate differently in a prospectus supplement, we will pay interest on each Debt Security on each Interest Payment Date by check mailed to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being called a "Holder" in this prospectus) as of the close of business on the regular record date relating to such Interest Payment Date, except that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, "Maturity") will be paid to the person to whom principal is paid.

      However, if we default in paying interest on a Debt Security, we will pay defaulted interest in either of the two following ways:

      (a) We will first propose to the Trustee a payment date for such defaulted interest. Next, the Trustee will choose a Special Record Date for determining which Holders are entitled to the payment. The Special Record Date will be between 10 and 15 days before the payment date we propose. Finally, we will pay such defaulted interest on the payment date to the Holder of the Debt Security as of the close of business on the Special Record Date.

      (b) Alternatively, we can propose to the Trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which such Debt Securities are listed for trading. If the Trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

      PRINCIPAL

      Unless we indicate differently in a prospectus supplement, we will pay principal of and any interest and premium on the Debt Securities at Maturity upon presentation of the Debt Securities at the office of JPMorgan Chase Bank in New York, New York, as our Paying Agent. Any other Paying Agent initially designated for the Debt Securities of a particular series will be named in the applicable prospectus supplement.

      In our discretion, we may change the place of payment on the Debt Securities, and may remove any Paying Agent and may appoint one or more additional Paying Agents (including PPL Capital Funding, PPL Corporation or any affiliate of either of them). (See Section 602.)

FORM; TRANSFERS; EXCHANGES

      Unless otherwise indicated in a prospectus supplement, the Debt Securities will be issued:

      (a)  only in fully registered form;

      (b)  without interest coupons; and

      (c)  in denominations that are integral multiples of $1,000. (See
           Section 302.)

      You may have your Debt Securities divided into Debt Securities of smaller denominations (of at least $1,000) or combined into Debt Securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

      You may exchange or transfer Debt Securities at the office of the Trustee. The Trustee acts as our agent for registering Debt Securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "Security Registrar." It will also perform transfers.

      In our discretion, we may change the place for registration of transfer of the Debt Securities and may remove and/or appoint one or more additional Security Registrars (including PPL Capital Funding, PPL Corporation or any affiliate of either of them). (See Sections 305 and 602.)

      Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the Debt Securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may block the transfer or exchange of
(a) Debt Securities during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See
Section 305.)

REDEMPTION

         We will set forth any terms for the redemption of Debt Securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the Debt Securities of any series or any tranche thereof are to be redeemed, the Trustee will select the Debt Securities to be redeemed. In the absence of any provision for selection, the Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 403 and 404.)

      Debt Securities will cease to bear interest on the redemption date. PPL Capital Funding will pay the redemption price and any accrued interest once you surrender the Debt Security for redemption. (See Section 405.) If only part of a Debt Security is redeemed, the Trustee will deliver to you a new Debt Security of the same series for the remaining portion without charge. (Section 406.)

      We may make any redemption at the option of PPL Capital Funding conditional upon the receipt by the Paying Agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the Paying Agent has not received such money by the date fixed for redemption, PPL Capital Funding will not be required to redeem such Debt Securities. (See Section 404.)

EVENTS OF DEFAULT

      An "Event of Default" occurs with respect to Indenture Securities of any series if

      (a) we do not pay any interest on any Indenture Securities of the applicable series within 30 days of the due date;

      (b) we do not pay principal or premium on any Indenture Securities of the applicable series on its due date;

      (c) we remain in breach of a covenant (excluding covenants solely applicable to a specific series) or warranty of the Indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the Trustee or Holders of 25% of the principal amount of Indenture Securities of the affected series; the Trustee or such Holders can agree to extend the 90-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

      (d) the Guarantees on any Indenture Securities of the applicable series

           (1) cease to be effective (except in accordance with their terms),

           (2) are found in any judicial proceeding to be unenforceable or invalid, or

           (3) are denied or disaffirmed (except in accordance with their terms);

      (e) we file for bankruptcy or certain other events in bankruptcy, insolvency, receivership or reorganization occur; or

      (f) any other Event of Default specified in the prospectus supplement occurs.

(See Section 801.)

No Event of Default with respect to the Debt Securities necessarily constitutes an Event of Default with respect to the Indenture Securities of any other series issued under the Indenture.

REMEDIES

      ACCELERATION

      ANY ONE SERIES. If an Event of Default occurs and is continuing with respect to any one series of Indenture Securities, then either the Trustee or the Holders of 25% in principal amount of the outstanding Indenture Securities of such series may declare the principal amount of all of the Indenture Securities of such series to be due and payable immediately.

      MORE THAN ONE SERIES. If an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, then either the Trustee or the Holders of 25% in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration. Thus, if there is more than one series affected, the action by 25% in principal amount of the Indenture Securities of any particular series will not, in itself, be sufficient to make a declaration of acceleration.

(See Section 802.)

      RESCISSION OF ACCELERATION

      After the declaration of acceleration has been made and before the Trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences will be rescinded and annulled, if

      (a)  we pay or deposit with the Trustee a sum sufficient to pay

           (1)  all overdue interest;

           (2) the principal of and any premium which have become due otherwise than by such declaration of acceleration and overdue interest thereon;

           (3)  interest on overdue interest to the extent lawful; and

           (4)  all amounts due to the Trustee under the Indenture; and

      (b) all Events of Default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

(See Section 802.) For more information as to waiver of defaults, see "--Waiver of Default and of Compliance" below.

      CONTROL BY HOLDERS; LIMITATIONS

      Subject to the Indenture, if an Event of Default with respect to the Indenture Securities of any one series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Indenture Securities of that series will have the right to

      (a) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee; or

      (b) exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

      If an Event of Default is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series. These rights of Holders to make direction are subject to the following limitations:

      (a) the Holders' directions may not conflict with any law or the Indenture; and

      (b) the Holders' directions may not involve the Trustee in personal liability where the Trustee believes indemnity is not adequate.

The Trustee may also take any other action it deems proper which is consistent with the Holders' direction. (See Sections 812 and 903.)

      In addition, the Indenture provides that no Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or for any other remedy thereunder unless

      (a) that Holder has previously given the Trustee written notice of a continuing Event of Default;

      (b) the Holders of 25% in aggregate principal amount of the outstanding Indenture Securities of all affected series, considered as one class, have made written request to the Trustee to institute proceedings in respect of that Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

      (c) for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of outstanding Indenture Securities of all affected series, considered as one class.

Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Sections 807 and 903.)

      However, each Holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Sections 807 and 808.)

NOTICE OF DEFAULT

      The Trustee is required to give the Holders of the Indenture Securities notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default has been cured or waived; except that in the case of an Event of Default of the character specified above in clause (c) under "Events of Default," no such notice shall be given to such Holders until at least 75 days after the occurrence thereof. (See Section 902.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

      We will furnish the Trustee with an annual statement as to the compliance by PPL Capital Funding with the conditions and covenants in the Indenture. (See
Section 605.)

WAIVER OF DEFAULT AND OF COMPLIANCE

      The Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series may waive, on behalf of the Holders of all Indenture Securities of such series, any past default under the Indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the Indenture that cannot be amended without the consent of the Holder of each outstanding Indenture Security. (See Section 813.)

      Compliance with certain covenants in the Indenture or otherwise provided with respect to Indenture Securities may be waived by the Holders of a majority in aggregate principal amount of the affected Indenture Securities, considered as one class. (See Section 606.)

CONSOLIDATION, MERGER AND CONVEYANCE OF ASSETS AS AN ENTIRETY; NO FINANCIAL COVENANTS

      Subject to the provisions described in the next paragraph, each of PPL Capital Funding and PPL Corporation will preserve its corporate existence. (See Section 604.)

      PPL Capital Funding and PPL Corporation have each agreed not to consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity unless

          (a) the entity formed by such consolidation or into which PPL Capital Funding or PPL Corporation, as the case may be, is merged or the entity which acquires or which leases the property and assets of PPL Capital Funding or PPL Corporation, as the case may be, substantially as an entirety is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding Indenture Securities (or the Guarantees endorsed thereon, as the case may be) and the performance of all of the covenants of PPL Capital Funding or PPL Corporation, as the case may be, under the Indenture; and

          (b) immediately after giving effect to such transactions, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing. (See Section 1101.)

      The Indenture does not prevent or restrict:

          (a) any consolidation or merger after the consummation of which PPL Capital Funding or PPL Corporation would be the surviving or resulting entity; or

          (b) any conveyance or other transfer, or lease, of any part of the properties of PPL Capital Funding or PPL Corporation which does not constitute the entirety, or substantially the entirety, thereof. (See Section 1103.)

      Neither the Indenture nor the Guarantee contains any financial or other similar restrictive covenants.

MODIFICATION OF INDENTURE

      WITHOUT HOLDER CONSENT. Without the consent of any Holders of Indenture Securities, PPL Capital Funding, PPL Corporation and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

      (a) to evidence the succession of another entity to PPL Capital Funding or PPL Corporation; or

      (b) to add one or more covenants of PPL Capital Funding or PPL Corporation or other provisions for the benefit of the Holders of all or any series or tranche of Indenture Securities, or to surrender any right or power conferred upon PPL Capital Funding or PPL Corporation; or

      (c) to add any additional Events of Default for all or any series of Indenture Securities; or

      (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture that does not adversely affect the interests of the Holders; or

      (e)  to provide security for the Indenture Securities of any series;
           or

      (f) to establish the form or terms of Indenture Securities of any series or tranche or any Guarantees as permitted by the Indenture; or

      (g)  to provide for the issuance of bearer securities; or

      (h) to evidence and provide for the acceptance of appointment of a separate or successor Trustee; or

      (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of Indenture Securities; or

      (j)  to change any place or places where

           (1)  we may pay principal, premium and interest,

           (2) Indenture Securities may be surrendered for transfer or exchange, and

           (3) notices and demands to or upon PPL Capital Funding or PPL Corporation may be served; or

      (k) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the Holders in any material respect.

      If the Trust Indenture Act is amended after the date of the Indenture so as to require changes to the Indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and PPL Capital Funding, PPL Corporation and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or evidence such amendment.

(See Section 1201.)

      WITH HOLDER CONSENT. Except as provided above, the consent of the Holders of at least a majority in aggregate principal amount of the Indenture Securities of all outstanding series, considered as one class, is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, the Indenture pursuant to a supplemental indenture. However, if less than all of the series of outstanding Indenture Securities are directly affected by a proposed supplemental indenture, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all directly affected series, considered as one class. Moreover, if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of Indenture Securities of one or more, but less than all, of such tranches, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all directly affected tranches, considered as one class.

      However, no amendment or modification may, without the consent of the Holder of each outstanding Indenture Security directly affected thereby,

      (a) change the stated maturity of the principal or interest on any Indenture Security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any Indenture Security is payable, or impair the right to bring suit to enforce any payment;

      (b) reduce the percentages of Holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the Indenture; or

      (c) modify certain of the provisions in the Indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

      A supplemental indenture which changes or eliminates any provision of the Indenture expressly included solely for the benefit of Holders of Indenture Securities of one or more particular series or tranches will be deemed not to affect the rights under the Indenture of the Holders of Indenture Securities of any other series or tranche. (See Section 1202.)

MISCELLANEOUS PROVISIONS

      The Indenture provides that certain Indenture Securities, including those for which payment or redemption money has been deposited or set aside in trust as described under "--Satisfaction and Discharge" below, will not be deemed to be "outstanding" in determining whether the Holders of the requisite principal amount of the outstanding Indenture Securities have given or taken any demand, direction, consent or other action under the Indenture as of any date, or are present at a meeting of Holders for quorum purposes.
(See Section 101.)

      PPL Capital Funding or PPL Corporation will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding Indenture Securities of any series entitled to give or take any demand, direction, consent or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain circumstances, the Trustee also will be entitled to set a record date for action by Holders. If such a record date is set for any action to be taken by Holders of particular Indenture Securities, such action may be taken only by persons who are Holders of such Indenture Securities on the record date.
(See Section 104.)

SATISFACTION AND DISCHARGE

      Any Indenture Securities or any portion will be deemed to have been paid for purposes of the Indenture, and at PPL Capital Funding's election, our entire indebtedness will be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than PPL Capital Funding or PPL Corporation), in trust:

      (a)  money sufficient, or

      (b) in the case of a deposit made prior to the maturity of such Indenture Securities, non-redeemable Government Obligations (as defined in the Indenture) sufficient, or

      (c)  a combination of (a) and (b), which in total are sufficient,

to pay when due the principal of, and any premium, and interest due and to become due on such Indenture Securities or portions thereof on and prior to the maturity thereof.

(See Section 701.)

      The Indenture will be deemed satisfied and discharged when no Indenture Securities remain outstanding and when we have paid all other sums payable by us under the Indenture. (See Section 702.)

      All moneys we pay to the Trustee or any Paying Agent on Debt Securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of PPL Capital Funding. Thereafter, the Holder of such Debt Security may look only to us for payment thereof. (See Section 603.)

RESIGNATION AND REMOVAL OF THE TRUSTEE; DEEMED RESIGNATION

      The Trustee may resign at any time by giving written notice thereof to us.

      The Trustee may also be removed by act of the Holders of a majority in principal amount of the then outstanding Indenture Securities of any series.

      No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture.

      Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the Trustee will be deemed to have resigned.

(See Section 910).

GOVERNING LAW

      The Indenture, the Debt Securities and the Guarantees provide that they are to be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF THE TRUST SECURITIES

      The Trust may issue Preferred Trust Securities and Common Trust Securities under the Trust Agreement. These Trust securities will represent undivided beneficial interests in the assets of the Trust. The Common Trust Securities are not being offered by this prospectus. All of the Common Trust Securities of the Trust will be owned by PPL Corporation. Selected provisions of the Trust Agreement are summarized below. Because this section is a summary, it does not describe every aspect of the Trust Agreement. The form of Trust Agreement was filed with the SEC and you should read the Trust Agreement for provisions that may be important to you. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the Preferred Trust Securities. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference.

GENERAL

      The Preferred Trust Securities and Common Trust Securities issued by the Trust will be substantially the same except that, if there is an Event of Default under the Trust Agreement, as described below, that results from an Event of Default under the Subordinated Indenture, the rights of the holders of the Common Trust Securities to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities.

      PPL Corporation will fully and unconditionally guarantee payments due on the Preferred Trust Securities through a combination of the following:

      (a) PPL Corporation's guarantee of PPL Capital Funding's obligations under the Subordinated Debt Securities (the "Subordinated Guarantee");

      (b) the rights of holders of Preferred Trust Securities to enforce those obligations;

      (c)  PPL Corporation's agreement to pay the expenses of the Trust; and

      (d) PPL Corporation's guarantee of payments due on the Preferred Trust Securities to the extent of the Trust's assets (the "Preferred Trust Securities Guarantee").

      The Trust will use the proceeds from the sale of the Preferred Trust Securities and Common Trust Securities to purchase Subordinated Debt Securities from PPL Capital Funding. The Subordinated Debt Securities will be guaranteed by PPL Corporation pursuant to the Subordinated Guarantee described below. The Subordinated Debt Securities will be held in trust for the benefit of holders of the Preferred Trust Securities and Common Trust Securities.

      A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Subordinated Debt Securities. For a description of some specific terms that will affect both the Preferred Trust Securities and the Subordinated Debt Securities and your rights under each, see "Description of the Subordinated Debt Securities" below.

DISTRIBUTIONS

      The only income of the Trust available for distribution to the holders of Preferred Trust Securities will be payments on the Subordinated Debt Securities. If neither PPL Capital Funding nor PPL Corporation makes interest payments on the Subordinated Debt Securities, the Trust will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by PPL Corporation as described under "Description of the Preferred Trust Securities Guarantee."

      So long as no Event of Default under the Subordinated Indenture has occurred and is continuing, PPL Capital Funding may extend the interest payment period from time to time on the Subordinated Debt Securities for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any such period. Interest would, however, continue to accrue.

During any extended interest period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default or any payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, PPL Corporation may not:

      (a) declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of capital stock of PPL Corporation;

      (b) redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

      (c) pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Subordinated Guarantees; or

      (d) make any payments with respect to any guarantee of debt securities by PPL Corporation if such guarantee is equal or junior in right of payment to the Subordinated Guarantees.

      Before an extension period ends, PPL Capital Funding may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, PPL Capital Funding may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Subordinated Debt Securities.

REDEMPTION

      Whenever Subordinated Debt Securities are repaid, whether at maturity or earlier redemption, the Property Trustee will apply the proceeds to redeem a like amount of Preferred Trust Securities and Common Trust Securities.

      Preferred Trust Securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of Subordinated Debt Securities. Redemptions of the Preferred Trust Securities will be made on a redemption date only if the Trust has funds available for the payment of the redemption price plus accrued and unpaid distributions.


      Holders of Preferred Trust Securities will be given not less than 30 nor more than 60 days' notice of any redemption. On or before the redemption date, the Trust will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day. No interest will be payable because of any such delay. The actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions.


      Subject to applicable law, including United States federal securities law, PPL Corporation or its affiliates may at any time and from time to time purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.


      If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed will be selected pro rata not more than 60 days prior to the redemption date by the Property Trustee. The Property Trustee will promptly notify the agent designated under the Trust Agreement for exchange or registration of the Preferred Trust Securities, or Preferred Trust Securities Registrar, in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed.


SUBORDINATION OF COMMON TRUST SECURITIES

      Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount of such securities. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement resulting from an event of default under the Subordinated Indenture has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made. In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, Preferred Trust Securities then due and payable.

      If an event of default under the Trust Agreement results from an event of default under the Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of Preferred Trust Securities and not the holders of the Common Trust Securities, and only holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

      The Trust shall dissolve and shall be liquidated by the Property Trustee on the first to occur of:

      (a)  the expiration of the term of the Trust;

      (b)  the bankruptcy, dissolution or liquidation of PPL Corporation;

      (c)  the redemption of all of the Preferred Trust Securities;

      (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction; and

      (e)  the election of PPL Corporation at any time.

      If a dissolution of the Trust occurs, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate. If a dissolution of the Trust occurs other than by redemption of all the Preferred Trust Securities, the Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Subordinated Debt Securities. If a distribution of Subordinated Debt Securities is determined by the Property Trustee not to be practical, holders will be entitled to receive, out of the assets of the Trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the Trust on the Preferred Trust Securities shall be paid on a pro rata basis. PPL Corporation, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an Event of Default (or event that, with the lapse of time or giving of notice, would become such an Event of Default) has occurred and is continuing under the Subordinated Indenture, the Preferred Trust Securities will have a preference over the Common Trust Securities.

EVENTS OF DEFAULT; NOTICE

      Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

      (a) the occurrence of an Event of Default as described in the Subordinated Indenture;

      (b) default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

      (c) default by the Trust in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

      (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees under the Trust Agreement which is not dealt with above, and the continuation of that default or breach for a period of 90 days after written notice to the Trust and PPL Corporation by the holders of Preferred Trust Securities having at least 25% of the total liquidation preference amount of the outstanding Preferred Trust Securities; or

      (e) the occurrence of certain events of bankruptcy or insolvency with respect to the Trust.

      Within 90 days after the occurrence of any event of default actually known to the Property Trustee, the Property Trustee shall transmit to the holders of Preferred Trust Securities, PPL Capital Funding, PPL Corporation and the Administrative Trustees notice of any such default, unless that default will have been cured or waived.

      A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due directly to the holder of the Preferred Trust Securities of the principal of or interest on Subordinated Debt Securities having a principal amount equal to the aggregate liquidation preference amount of the holder's Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Subordinated Debt Securities unless the trustees under the Trust Agreement fail to do so.

REMOVAL OF TRUSTEES

      Unless an event of default under the Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove any trustee under the Trust Agreement at any time. If an event of default under the Subordinated Indenture has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee or the Delaware Trustee, or both of them. The holder of the Common Trust Securities may remove any Administrative Trustee at any time. Any resignation or removal of a trustee under the Trust Agreement will take effect only on the acceptance of appointment by the successor trustee.

      Holders of Preferred Trust Securities will have no right to appoint or remove the Administrative Trustees of the Trust, who may be appointed, removed or replaced solely by PPL Corporation as the holder of the Common Trust Securities.

VOTING RIGHTS

      Except as provided below and under "Description of the Preferred Trust Securities Guarantee --Amendments and Assignments," and as otherwise required by law or the Trust Agreement, the holders of Preferred Trust Securities will have no voting rights.

      While Subordinated Debt Securities are held by the Property Trustee, the Property Trustee will not:

      (a) direct the time, method and place to conduct any proceeding for any remedy available to the Subordinated Indenture Trustee, or execute any trust or power conferred on the Subordinated Indenture Trustee with respect to the Subordinated Debt Securities;

      (b)  waive any past default under the Subordinated Indenture;

      (c) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities will be due and payable; or

      (d) consent to any amendment, modification or termination of the Subordinated Indenture or the Subordinated Debt Securities, where that consent will be required;


without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least a majority of the liquidation preference amount of all outstanding Preferred Trust Securities. Where a consent of each holder of Subordinated Debt Securities affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities affected. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities, except pursuant to the subsequent vote of the holders of Preferred Trust

Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities or the Trust Agreement, a holder of the Preferred Trust Securities may institute a legal proceeding directly against PPL Capital Funding or PPL Corporation, as the case may be, to enforce the Property Trustee's rights under the Subordinated Debt Securities or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or anyone else. The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Subordinated Indenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders without an opinion of counsel experienced in those matters to the effect that the Trust will not be classified as a publicly traded partnership or an association taxable as a corporation for United States federal income tax purposes on account of that action.


      Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice. The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote.

      No vote or consent of the holders of Preferred Trust Securities will be required for the Trust to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

      Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Trust Securities that are owned by PPL Capital Funding, PPL Corporation or any affiliate of any of them, shall be treated as if they were not outstanding for purposes of such vote or consent.

AMENDMENTS

      The Trust Agreement may be amended from time to time by a majority of the Administrative Trustees and PPL Corporation, without the consent of any holders of Preferred Trust Securities:

      (a) to cure any ambiguity, correct inconsistent provisions or make any other provisions with respect to matters or questions arising under the Trust Agreement; or

      (b)  to change the name of the Trust; or

      (c) to modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified for United States federal income tax purposes other than as a grantor trust (and not an association taxable as a corporation) at all times that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940.

      No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities and Common Trust Securities without such holder's consent. Any of the amendments of the Trust Agreement described in paragraph (a) above shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities.

      Except as provided below, any provision of the Trust Agreement may be amended by the Administrative Trustees and PPL Corporation with:

      (a) the consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and


      (b) receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with the amendment will not cause the Trust to be treated as a publicly traded partnership or association taxable as a corporation for federal income tax purposes or affect the Trust's exemption from status of an "investment company" under the Investment Company Act of 1940.


      Each affected holder of Preferred Trust Securities or Common Trust Securities must have consented to any amendment to the Trust Agreement that:

      (a) adversely changes the amount or timing of any distribution with respect to Preferred Trust Securities or Common Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities and Common Trust Securities as of a specified date; or

      (b) restricts the right of a holder of Preferred Trust Securities or Common Trust Securities to institute suit for the enforcement of any such payment on or after that date.

FORM, EXCHANGE AND TRANSFER

      Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference.

      Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security Registrar. The Administrative Trustees may designate PPL Corporation or PPL Capital Funding or any affiliate of either of them as the Preferred Trust Security Registrar. The Property Trustee will initially act as the Preferred Trust Security Registrar and transfer agent. No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but the Preferred Trust Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. A transfer or exchange will be made when the Preferred Trust Security Registrar and Administrative Trustees are satisfied with the documents of title and identity of the person making the request. The Administrative Trustees may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that PPL Corporation will, or will cause the Preferred Trust Security Registrar to, maintain an office or agency in The City of New York where Preferred Trust Securities may be transferred or exchanged.

      The Trust will not be required to (1) issue, register the transfer of, or exchange any Preferred Trust Securities during the 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed or (2) register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part.

PAYMENT OF PREFERRED TRUST SECURITIES AND PAYING AGENT

      Unless we indicate differently in a prospectus supplement, payments in respect of the Preferred Trust Securities will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the Preferred Trust Security Registrar. The paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees, PPL Capital Funding and PPL Corporation, which may be PPL Corporation or PPL Capital Funding. The paying agent may resign upon 30 days' written notice to the Administrative Trustees, the Property Trustee, PPL Capital Funding and PPL Corporation. In the event that the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor, which shall be a bank, trust company or affiliate of PPL Corporation acceptable to the Property Trustee, PPL Capital Funding and PPL Corporation to act as paying agent.

DUTIES OF THE TRUSTEES

      The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Subordinated Debt Securities on behalf of the Trust and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act.

      The Administrative Trustees of the Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that (i) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (ii) the Trust will not be taxed as a corporation,
(iii) the Trust will not be classified as other than a grantor trust for United States federal income tax purposes and (iv) the Subordinated Debt Securities will be treated as indebtedness of PPL Capital Funding for United States federal income tax purposes. In this regard, PPL Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that PPL Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities.

MISCELLANEOUS

      Holders of the Preferred Trust Securities have no preemptive or similar rights.

GOVERNING LAW

      The Trust Agreement, the Preferred Trust Securities and the Common Trust Securities provide that they are to be governed by and construed in accordance with the laws of the State of Delaware.

             DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEE

      Selected provisions of the Preferred Trust Securities Guarantee that PPL Corporation will execute and deliver for the benefit of the holders of the Preferred Trust Securities are summarized below. Because this section is a summary, it does not describe every aspect of the Preferred Trust Securities guarantee. The form of Preferred Trust Securities Guarantee was filed with the SEC and you should read the Preferred Trust Securities Guarantee for provisions that may be important to you. The Preferred Trust Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. You should refer to the

Trust Indenture Act for provisions that apply to the Preferred Trust Securities Guarantee. Whenever particular defined terms of the Preferred Trust Securities Guarantee are referred to, those defined terms are incorporated herein by reference.

      JPMorgan Chase Bank will act as Guarantee Trustee under the Preferred Trust Securities Guarantee. The Guarantee Trustee will hold the Preferred Trust Securities Guarantee for the benefit of the holders of the Preferred Trust Securities.

GENERAL


      PPL Corporation will irrevocably, fully and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Common Trust Securities are also guaranteed by PPL Corporation and payments will be made under the guarantee to the holders of the Common Trust Securities and Preferred Trust Securities on a pro rata basis. However, if an Event of Default occurred or is occurring, the rights of the holders of the Common Trust Securities will be subordinate to the right of the holders of the Preferred Trust Securities to receive payment under the guarantee. The following payments will be subject to the Preferred Trust Securities Guarantee (without duplication):


      (a) any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent the Trust has funds available therefor;

      (b) the redemption price, plus all accrued and unpaid distributions, for any Preferred Trust Securities called for redemption by the Trust, to the extent the Trust has funds available therefor; and

      (c) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (except in connection with the distribution of Subordinated Debt Securities to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Subordinated Debt Securities as provided in the Trust Agreement), the lesser of:

           (1) the aggregate of the liquidation preference and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment, to the extent the Trust has funds available therefor; and

           (2) the amount of assets of the Trust remaining available for distribution to holders of Preferred Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

PPL Corporation's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by PPL Corporation to the holders of Preferred Trust Securities or by causing the Trust to pay such amounts to those holders.

      The Preferred Trust Securities Guarantee will be a guarantee with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that the Trust does not have funds available to make those payments.

      If neither PPL Capital Funding nor PPL Corporation makes interest payments on the Subordinated Debt Securities held by the Trust, the Trust will not have funds available to pay distributions on the Preferred Trust Securities. The Preferred Trust Securities Guarantee will rank subordinate and junior in right of payment to all other liabilities of PPL Corporation (except those made pari passu or subordinate by their terms). The Preferred Trust Securities Guarantee does not limit PPL Corporation from incurring or issuing additional debt, whether secured or unsecured, senior to or equal in right of payment to the Preferred Trust Securities Guarantee in the future.

      PPL Corporation will agree to provide funds to the Trust as needed to pay costs, expenses or liabilities of the Trust to parties other than holders of Preferred Trust Securities or Common Trust Securities. The Subordinated Debt Securities, the Subordinated Guarantees and the Preferred Trust Securities Guarantee, together with the obligations of PPL Corporation with respect to the Preferred Trust Securities under the Subordinated Indenture, the Trust Agreement, the Preferred Trust Securities Guarantee, including the agreement by PPL Corporation to pay expenses and obligations of the Trust to parties (other than holders of Preferred Trust Securities or Common Trust Securities), constitute a full and unconditional guarantee of the Preferred Trust Securities by PPL Corporation. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee by PPL Corporation of the Preferred Trust Securities.

AMENDMENTS AND ASSIGNMENT

      No consent of holders of Preferred Trust Securities is required for changes to the Preferred Trust Securities Guarantee that do not materially adversely affect their rights. Other terms of the Preferred Trust Securities Guarantee may be changed only with the prior approval of the holders of the Preferred Trust Securities having at least a majority of the liquidation preference amount of the outstanding Preferred Trust Securities. All guarantees and agreements contained in the Preferred Trust Securities Guarantee will bind the successors, assigns, receivers, trustees and representatives of PPL Corporation and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding.

EVENTS OF DEFAULT

      An event of default under the Preferred Trust Securities Guarantee will occur if PPL Corporation fails to perform any of its payment or other obligations under the Preferred Trust Securities Guarantee and has not cured such failure within 90 days of receipt of notice thereof. The holders of the Preferred Trust Securities having a majority of the liquidation preference of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Preferred Trust Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Trust Securities Guarantee.

      Any holder of the Preferred Trust Securities may enforce the Preferred Trust Securities Guarantee, or institute a legal proceeding directly against PPL Corporation to enforce the Guarantee Trustee's rights under the Preferred Trust Securities Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or anyone else.

      PPL Corporation will be required to file an annual statement with the Guarantee Trustee as to its compliance with the Preferred Trust Securities Guarantee.

DUTIES OF THE GUARANTEE TRUSTEE

      The Guarantee Trustee will undertake to perform only those duties specifically set forth in the Preferred Trust Securities Guarantee until a default occurs. After a default under the Preferred Trust Securities Guarantee, the Guarantee Trustee must exercise the same degree of care in its duties as a prudent individual would exercise in the conduct of his or her own affairs. The Preferred Trust Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Trust Securities Guarantee at the request of any holder of the Preferred Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE PREFERRED TRUST SECURITIES GUARANTEE

      The Preferred Trust Securities Guarantee will terminate and be of no further force and effect upon:

      (a) full payment of the redemption price, plus accrued and unpaid distributions, for all the Preferred Trust Securities;

      (b) the distribution of Subordinated Debt Securities to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

      (c) full payment of the amounts payable upon liquidation of the Trust.

      The Preferred Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Trust Securities must restore payment of any sums paid under the Preferred Trust Securities or the Preferred Trust Securities Guarantee.

STATUS OF THE PREFERRED TRUST SECURITIES GUARANTEE

      The Preferred Trust Securities Guarantee will be an unsecured obligation of PPL Corporation and will rank:

      (a) subordinate and junior in right of payment to all other liabilities of PPL Corporation, including the Subordinated Guarantees;

      (b) equal in right of payment with the most senior preferred or preference stock that may be issued by PPL Corporation and with any guarantee that may be entered into by PPL Corporation in respect of any preferred or preference stock of any affiliate of PPL Corporation; and

      (c)  senior to PPL Corporation common stock.

      The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Preferred Trust Securities Guarantee.

      The Preferred Trust Securities Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against PPL Corporation to enforce its rights under the Preferred Trust Securities Guarantee without first instituting a legal proceeding against anyone else.

      Because PPL Corporation is a holding company that conducts all of its operations through subsidiaries, obligations under the Preferred Trust Securities Guarantee, as obligations of a holding company, will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of PPL Corporation. See "PPL Corporation - Holding Company Structure" above.

GOVERNING LAW

      The Preferred Trust Securities Guarantee provides that it is to be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

      The Subordinated Indenture and its associated documents contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Subordinated Debt Securities or the Subordinated Indenture. The form of the Subordinated Indenture has been filed with the SEC, and you should read the Subordinated Indenture for provisions that may be important to you. The Subordinated Indenture will be qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the Subordinated Debt Securities.

      This summary is subject to and qualified in its entirety by reference to all the provisions of the Subordinated Indenture, including definitions of certain terms used in the Subordinated Indenture. We also include references in parentheses to certain sections of the Subordinated Indenture. Whenever we refer to particular sections or defined terms of the Subordinated Indenture in this prospectus or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement or supplements.

GENERAL

      The Subordinated Debt Securities, including any Subordinated Debt Securities which the Property Trustee will hold on behalf of the Trust as trust assets, will be issued under the Subordinated Indenture (the "Subordinated Indenture") among PPL Capital Funding, PPL Corporation and JPMorgan Chase Bank, as Trustee (the "Subordinated Indenture Trustee"). The Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The Subordinated Debt Securities and all other subordinated debt issued previously or hereafter under the Subordinated Indenture are collectively referred to as the "Subordinated Indenture Securities." Subordinated Debt Securities issued to the Trust will constitute a separate series under the Subordinated Indenture and will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Trust Securities and the consideration paid by PPL Corporation for the Common Trust Securities.

      The Subordinated Debt Securities will be unsecured, subordinated obligations of PPL Capital Funding which rank junior to all of PPL Capital Funding's Senior Indebtedness (as defined herein). The Subordinated Debt Securities will be unconditionally guaranteed by PPL Corporation as to payment of principal, and any interest and premium pursuant to subordinated guarantees ("Subordinated Guarantees") of PPL Corporation which rank junior to all of PPL Corporation's Senior Indebtedness (as defined herein). See "-- Subordinated Guarantees."

      Prior to the issuance of each series, certain aspects of the particular securities have to be specified in a supplemental indenture, in a board resolution of PPL Capital Funding, or in one or more officer's certificates of PPL Capital Funding pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement(s) for a description of the following terms of the series of Subordinated Debt Securities:

          (a)  the title of such Subordinated Debt Securities;

          (b) any limit upon the principal amount of such Subordinated Debt Securities;

          (c) the date or dates on which principal will be payable or how to determine such dates;

          (d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable ("Subordinated Debt Securities Interest Payment Dates"); and any record dates for the interest payable on such Subordinated Debt Securities Interest Payment Dates;

          (e) any obligation or option of PPL Capital Funding to redeem, purchase or repay Subordinated Debt Securities, or any option of the Holder to require PPL Capital Funding to redeem or repurchase Subordinated Debt Securities, and the terms and conditions upon which such Subordinated Debt Securities will be redeemed, purchased or repaid;

          (f) the denominations in which such Subordinated Debt Securities will be issuable (if other than denominations of $25 and any integral multiple thereof);

          (g) whether such Subordinated Debt Securities are to be issued in whole or in part in the form of one or more global Subordinated Debt Securities and, if so, the identity of the depositary for such global Subordinated Debt Securities; and

          (h)  any other terms of such Subordinated Debt Securities.

(See Section 301.)

SUBORDINATION

      The Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness of PPL Capital Funding. (See Article Fifteen.) No payment of the principal (including redemption and sinking fund payments) of, or interest on, the Subordinated Debt Securities may be made by PPL Capital Funding until all holders of Senior Indebtedness of PPL Capital Funding have been paid, if any of the following occurs:

      (a) certain events of bankruptcy, insolvency or reorganization of PPL Capital Funding;

      (b) any Senior Indebtedness of PPL Capital Funding is not paid when due and that default continues without waiver;

      (c) any other default has occurred and continues without waiver pursuant to which the holders of Senior Indebtedness of PPL Capital Funding are permitted to accelerate the maturity of such Senior Indebtedness; or

      (d) the maturity of any other series of subordinated debentures under the Subordinated Indenture has been accelerated, because of an event of default which remains uncured.

      Upon any distribution of assets of PPL Capital Funding to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of PPL Capital Funding must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment from such distribution.

      Senior Indebtedness, when used with respect to PPL Capital Funding or PPL Corporation, is defined in the Subordinated Indenture to include all obligations of PPL Capital Funding or PPL Corporation, as the case may be, for borrowed money, or guarantees of the same, or for the payment of money pursuant to capital leases (other than trade accounts payable incurred in the ordinary course of business), unless such obligation or guarantee expressly provides that it is not superior to or equal in right of payment to the Subordinated Debt Securities or the Subordinated Guarantees, as the case may be. The obligations of PPL Corporation under the Preferred Trust Securities Guarantee shall not be deemed to be Senior Indebtedness. (See Section 101.)


      The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of December 31, 2001, PPL Capital Funding had approximately $1.35 billion principal amount of indebtedness for borrowed money constituting its Senior Indebtedness, and PPL Corporation had approximately $1.6 billion principal amount of obligations constituting its Senior Indebtedness (including guarantees of indebtedness of PPL Capital Funding and certain of PPL Corporation's other subsidiaries).

SUBORDINATED GUARANTEES

      PPL Corporation will unconditionally guarantee the payment of principal of and any interest and premium on the Subordinated Debt Securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Subordinated Debt Securities and the Subordinated Indenture. The Subordinated Guarantees will remain in effect until the entire principal of and any premium and interest on the Subordinated Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Subordinated Indenture. (See Article Fourteen.)

      The Subordinated Guarantees will be subordinate and junior in right of payment to all Senior Indebtedness of PPL Corporation. No payment of the principal (including redemption and sinking fund payments) of, or interest on, the Subordinated Debt Securities may be made by PPL Corporation under the Subordinated Guarantees until all holders of Senior Indebtedness of PPL Corporation have been paid, if any of the following occurs:

      (a) certain events of bankruptcy, insolvency or reorganization of PPL Corporation;

      (b) any Senior Indebtedness of PPL Corporation is not paid when due and that default continues without waiver;

      (c) any other default has occurred and continues without waiver pursuant to which the holders of Senior Indebtedness of PPL Corporation are permitted to accelerate the maturity of such Senior Indebtedness; or

      (d) the maturity of any other series of subordinated debentures under the Subordinated Indenture which has been guaranteed by PPL Corporation and has been accelerated, because of an event of default which remains uncured.

      Upon any distribution of assets of PPL Corporation to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of PPL Corporation must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment from such distribution.

PAYMENT OF SUBORDINATED DEBT SECURITIES

      INTEREST

      Unless we indicate differently in a prospectus supplement, we will pay interest on each Subordinated Debt Security on each Subordinated Debt Securities Interest Payment Date by check mailed to the Holder of the Subordinated Debt Securities as of the close of business on the regular record date relating to such Subordinated Debt Securities Interest Payment Date, except, that interest payable at Maturity will be paid to the person to whom principal is paid.

      However, if we default in paying interest on a Subordinated Debt Security, we will pay defaulted interest in either of the two following ways:

      (a) We will first propose to the Subordinated Indenture Trustee a payment date for such defaulted interest. Next, the Subordinated Indenture Trustee will choose a Special Record Date for determining which Holders are entitled to the payment. The Special Record Date will be between 10 and 15 days before the payment date we propose. Finally, we will pay such defaulted interest on the payment date to the Holder of the Subordinated Debt Security as of the close of business on the Special Record Date.

      (b) Alternatively, we can propose to the Subordinated Indenture Trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which such Subordinated Debt Securities are listed for trading. If the Subordinated Indenture Trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

      PRINCIPAL

      Unless we indicate differently in a prospectus supplement, we will pay principal of and any interest and premium on the Subordinated Debt Securities at Maturity upon presentation of the Subordinated Debt Securities at the office of JPMorgan Chase Bank in New York, New York, as our Paying Agent. Any other Paying Agent initially designated for the Subordinated Debt Securities of a particular series will be named in the applicable prospectus supplement.

      In our discretion, we may change the place of payment on the Subordinated Debt Securities, and may remove any Paying Agent and may appoint one or more additional Paying Agents (including PPL Capital Funding, PPL Corporation or any affiliate of either of them). (See Section 602.)

OPTION TO EXTEND INTEREST PAYMENT PERIOD

      So long as no Event of Default under the Subordinated Indenture has occurred and is continuing, PPL Capital Funding may extend the interest payment period from time to time on the Subordinated Debt Securities for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any extension period. Interest would, however, continue to accrue. During any extended interest period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default or a payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, PPL Corporation may not:

      (a) declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of capital stock of PPL Corporation;

      (b) redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

      (c) pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Subordinated Guarantees; or

      (d) make any payments with respect to any guarantee of debt securities by PPL Corporation if such guarantee is equal or junior in right of payment to the Subordinated Guarantees.

(See Section 312.)

      Before an extension period ends, PPL Capital Funding may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, PPL Capital Funding may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Subordinated Debt Securities. PPL Capital Funding will give the Trust and the Subordinated Indenture Trustee notice of its election of an extension period prior to the earlier of (i) one business day before the record date for the distribution which would occur if PPL Capital Funding did not make the election to extend or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or any other applicable self-regulatory organization of the record date. The Property Trustee shall send notice of that election to the holders of Preferred Trust Securities.


      FEES AND EXPENSES

      So long as any Preferred Trust Securities remain outstanding, if the Trust is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Subordinated Debt Securities, then PPL Capital Funding, as borrower, will pay all such taxes, duties, assessments or governmental charges, so that the net amounts retained by the Trust after the payment of those taxes, duties, assessments or governmental charges will be the same as the Trust would have had in the absence of such payment. (See
Section 313.)


FORM; TRANSFERS; EXCHANGES

      Unless we indicated differently in a prospectus supplement, the Subordinated Debt Securities will be issued

          (a)  only in fully registered form;

          (b)  without interest coupons; and

          (c)  in denominations that are even multiples of $25. (See Section
               302.)

      Unless we indicate differently in a prospectus supplement, Subordinated Debt Securities may be exchanged at the office of the Subordinated Indenture Trustee. The Subordinated Indenture Trustee will also act as our agent for registering Subordinated Debt Securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "Subordinated Indenture Registrar." It will also perform transfers.

      In our discretion, we may change the place for registration of transfer of the Subordinated Debt Securities and may remove and/or appoint one or more additional Subordinated Indenture Registrars (including PPL Capital Funding, PPL Corporation or any affiliate of either of them). (See Sections 305 and 602.)

      Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the Debt Securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may block the transfer or exchange of
(a) Subordinated Debt Securities during a period of 15 days prior to giving any notice of redemption or (b) any Subordinated Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Subordinated Debt Security being redeemed in part. (See Section 305.)

      Unless we indicate differently in a prospectus supplement, if Subordinated Debt Securities are distributed to holders of Preferred Trust Securities in a dissolution of the Trust, the Subordinated Debt Securities will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged at the offices of the Subordinated Indenture Trustee.

REDEMPTION

      For so long as the Trust is the holder of all the Subordinated Debt Securities, the proceeds of any redemption will be used by the Trust to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms.

        We will set forth any terms for the redemption of Subordinated Debt Securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to Subordinated Debt Securities redeemable at the option of the Holder, Subordinated Debt Securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the Subordinated Debt Securities of any series or any tranche thereof are to be redeemed, the Subordinated Indenture Trustee will select the Subordinated Debt Securities to be redeemed. In the absence of any provision for selection, the Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 403 and 404.)

      Subordinated Debt Securities will cease to bear interest on the redemption date. PPL Capital Funding will pay the redemption price and any accrued interest once the Subordinated Debt Securities are surrendered for redemption. (See
Section 405.) If only part of a Subordinated Debt Security is redeemed, the Subordinated Indenture Trustee will deliver a new Subordinated Debt Security of the same series for the remaining portion without charge. (See Section 406.)

      We may make any redemption at the option of PPL Capital Funding conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, PPL Capital Funding will not be required to redeem such Subordinated Debt Securities. (See
Section 404.)

EVENTS OF DEFAULT

      An "Event of Default" occurs with respect to Subordinated Indenture Securities of any series if

      (a) we do not pay any interest on any Subordinated Indenture Securities of the applicable series within 30 days of the due date; provided, however, that a valid extension of the interest period by us will not constitute an Event of Default;

      (b) we do not pay principal or premium on any Subordinated Indenture Securities of the applicable series on its due date;

      (c) we remain in breach of a covenant (excluding covenants solely applicable to a specific series) or warranty of the Subordinated Indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the Subordinated Indenture Trustee or Holders of 25% of the principal amount of Subordinated Indenture Securities of the affected series; the Subordinated Indenture Trustee or such Holders can agree to extend the 90-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

      (d) the Subordinated Guarantees of PPL Corporation relating to any Subordinated Indenture Securities of the applicable series

           (1) cease to be effective (except in accordance with their terms),

           (2) are found in any judicial proceeding to be unenforceable or invalid, or

           (3) are denied or disaffirmed (except in accordance with their terms);

      (e) we file for bankruptcy or certain other events in bankruptcy, insolvency, receivership or reorganization occur; or

      (f) any other Event of Default specified in the prospectus supplement occurs.

(See Section 801.)

No Event of Default with respect to the Subordinated Debt Securities necessarily constitutes an Event of Default with respect to the Subordinated Indenture Securities of any other series issued under the Subordinated Indenture.

REMEDIES

      ACCELERATION

      ANY ONE SERIES. If an Event of Default occurs and is continuing with respect to any one series of Subordinated Indenture Securities, then either the Subordinated Indenture Trustee or the Holders of 25% in principal amount of the outstanding Subordinated Indenture Securities of such series may declare the principal amount of all of the Subordinated Indenture Securities of such series to be due and payable immediately.

      MORE THAN ONE SERIES. If an Event of Default occurs and is continuing with respect to more than one series of Subordinated Indenture Securities, then either the Subordinated Indenture Trustee or the Holders of 25% in aggregate principal amount of the outstanding Subordinated Indenture Securities of all such series, considered as one class, may make such declaration of acceleration. Thus, if there is more than one series affected, the action by 25% in principal amount of the Subordinated Indenture Securities of any particular series will not, in itself, be sufficient to make a declaration of acceleration.

(See Section 802.)

      RESCISSION OF ACCELERATION

      After the declaration of acceleration has been made and before the Subordinated Indenture Trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences will be rescinded and annulled, if

      (a) we pay or deposit with the Subordinated Indenture Trustee a sum sufficient to pay

           (1)  all overdue interest;

           (2) the principal of and any premium which have become due otherwise than by such declaration of acceleration and overdue interest thereon;

           (3)  interest on overdue interest to the extent lawful; and

           (4) all amounts due to the Subordinated Indenture Trustee under the Subordinated Indenture; and

      (b) all Events of Default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Subordinated Indenture.

(See Section 802.) For more information as to waiver of defaults, see "--Waiver of Default and of Compliance" below.

      CONTROL BY HOLDERS; LIMITATIONS

      Subject to the Subordinated Indenture, if an Event of Default with respect to the Subordinated Indenture Securities of any one series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Subordinated Indenture Securities of that series will have the right to

      (a) direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or

      (b) exercise any trust or power conferred on the Subordinated Indenture Trustee with respect to the Subordinated Indenture Securities of such series.

      If an Event of Default is continuing with respect to more than one series of Subordinated Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Subordinated Indenture Securities of any one of such series. These rights of Holders to make direction are subject to the following limitations:

      (a) the Holders' directions may not conflict with any law or the Subordinated Indenture; and

      (b) the Holders' directions may not involve the Subordinated Indenture Trustee in personal liability where the Trustee believes indemnity is not adequate.

The Subordinated Indenture Trustee may also take any other action it deems proper which is consistent with the Holders' direction. (See Sections 812 and 903.)

      In addition, the Subordinated Indenture provides that no Holder of any Subordinated Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Indenture for the appointment of a receiver or for any other remedy thereunder unless

      (a) that Holder has previously given the Subordinated Indenture Trustee written notice of a continuing Event of Default;

      (b) the Holders of 25% in aggregate principal amount of the outstanding Subordinated Indenture Securities of all affected series, considered as one class, have made written request to the Subordinated Indenture Trustee to institute proceedings in respect of that Event of Default and have offered the Subordinated Indenture Trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

      (c) for 60 days after receipt of such notice, the Subordinated Indenture Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Subordinated Indenture Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of outstanding Subordinated Indenture Securities of all affected series, considered as one class.

Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Sections 807 and 903.)

      However, each Holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Sections 807 and 808.)

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED TRUST SECURITIES

      If there is an Event of Default with respect to Subordinated Debt Securities held by the Trust, then the holders of Preferred Trust Securities will rely on the Property Trustee or the Subordinated Indenture Trustee, acting for the benefit of the Property Trustee, to enforce the Property Trustee's rights against PPL Capital Funding and PPL Corporation as a holder of the Subordinated Debt Securities. However, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against PPL Capital Funding and PPL Corporation to the same extent as if the holder of Preferred Trust Securities held a principal amount of Subordinated Debt Securities equal to the aggregate liquidation amount of its Preferred Trust Securities. (See Section 609.)

      Subject to their right to bring suit to enforce their right to payment, the holders of Preferred Trust Securities would not be able to institute any proceeding with respect to the Subordinated Indenture unless the Subordinated

Indenture Trustee has failed to do so for 60 days after a request of the holders of 25% in liquidation amount of Preferred Trust Securities. Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights of the Subordinated Indenture Trustee against PPL Capital Funding to the fullest extent permitted by law. (See Sections 807, 808 and 812.)

NOTICE OF DEFAULT

      The Subordinated Indenture Trustee is required to give the Holders of the Subordinated Indenture Securities notice of any default under the Subordinated Indenture to the extent required by the Trust Indenture Act, unless such default has been cured or waived; except that in the case of an Event of Default of the character specified above in clause (c) under "--Events of Default," no such notice shall be given to such Holders until at least 90 days after the occurrence thereof. (See Section 902.) The Trust Indenture Act currently permits the Subordinated Indenture Trustee to withhold notices of default (except for certain payment defaults) if the Subordinated Indenture Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

      We will furnish the Subordinated Indenture Trustee with an annual statement as to the compliance by PPL Capital Funding with the conditions and covenants in the Subordinated Indenture. (See Section 605.)

WAIVER OF DEFAULT AND OF COMPLIANCE

      The Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of any series may waive, on behalf of the Holders of all Subordinated Indenture Securities of such series, any past default under the Subordinated Indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the Subordinated Indenture that cannot be amended without the consent of the Holder of each outstanding Subordinated Indenture Security. (See
Section 813.)

      Compliance with certain covenants in the Subordinated Indenture or otherwise provided with respect to Subordinated Indenture Securities may be waived by the Holders of a majority in aggregate principal amount of the affected Subordinated Indenture Securities, considered as one class. (See
Section 606.)

CONSOLIDATION, MERGER AND CONVEYANCE OF ASSETS AS AN ENTIRETY

      Subject to the provisions described in the next paragraph, each of PPL Capital Funding and PPL Corporation will preserve its corporate existence. (See Section 604.)

      PPL Capital Funding and PPL Corporation have each agreed not to consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity unless

      (a) the entity formed by such consolidation or into which PPL Capital Funding or PPL Corporation, as the case may be, is merged or the entity which acquires or which leases the property and assets of PPL Capital Funding or PPL Corporation, as the case may be, substantially as an entirety is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding Subordinated Indenture Securities (or the Subordinated Guarantees endorsed thereon, as the case may be) and the performance of all of the covenants of PPL Capital Funding or PPL Corporation, as the case may be, under the Subordinated Indenture, and

      (b) immediately after giving effect to such transactions, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing. (See Section 1101.)

      The Subordinated Indenture does not prevent or restrict:

      (a) any consolidation or merger after the consummation of which PPL Capital Funding or PPL Corporation would be the surviving or resulting entity;

      (b) any consolidation of PPL Capital Funding with PPL Corporation or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by PPL Corporation; or any merger of any such entity into any other of such entities; or any conveyance or other transfer, or lease, or properties by any thereof to any other thereof;

      (c) any conveyance or other transfer, or lease, of any part of the properties of PPL Capital Funding or PPL Corporation which does not constitute the entirety, or substantially the entirety, thereof; or

      (d) the approval by PPL Capital Funding or PPL Corporation of, or the consent by PPL Capital Funding or PPL Corporation to, any consolidation or merger to which any direct or indirect subsidiary or affiliate of PPL Capital Funding or PPL
           Corporation, as the case requires, may be a party or any conveyance, transfer or lease by any such subsidiary or affiliate of any of its assets. (See Section 1103.)

MODIFICATION OF SUBORDINATED INDENTURE

      WITHOUT HOLDER CONSENT. Without the consent of any Holders of Subordinated Indenture Securities, PPL Capital Funding, PPL Corporation and the Subordinated Indenture Trustee may enter into one or more supplemental indentures for any of the following purposes:

      (a) to evidence the succession of another entity to PPL Capital Funding or PPL Corporation; or

      (b) to add one or more covenants of PPL Capital Funding or PPL Corporation or other provisions for the benefit of the Holders of all or any series or tranche of Subordinated Indenture
           Securities, or to surrender any right or power conferred upon PPL Capital Funding or PPL Corporation; or

      (c) to add any additional Events of Default for all or any series of Subordinated Indenture Securities; or

      (d) to change or eliminate any provision of the Subordinated Indenture or to add any new provision to the Subordinated Indenture that does not adversely affect the interests of the Holders; or

      (e) to provide security for the Subordinated Indenture Securities of any series; or

      (f) to establish the form or terms of Subordinated Indenture Securities of any series or tranche or any Subordinated Guarantees as permitted by the Subordinated Indenture; or

      (g)  to provide for the issuance of bearer securities; or

      (h) to evidence and provide for the acceptance of appointment of a separate or successor Subordinated Indenture Trustee or co-trustee; or

      (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of Subordinated Indenture Securities; or

      (j)  to change any place or places where

           (1)  we may pay principal, premium and interest,

           (2) Subordinated Indenture Securities may be surrendered for transfer or exchange, and

           (3) notices and demands to or upon PPL Capital Funding or PPL Corporation may be served; or

      (k) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the Holders in any material respect.

      If the Trust Indenture Act is amended after the date of the Subordinated Indenture so as to require changes to the Subordinated Indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the Subordinated Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Subordinated Indenture, the Subordinated Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and PPL Capital Funding, PPL Corporation and the Subordinated Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or evidence such amendment.

(See Section 1201.)

      WITH HOLDER CONSENT. Except as provided above, the consent of the Holders of at least a majority in aggregate principal amount of the Subordinated Indenture Securities of all outstanding series, considered as one class, is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, the Subordinated Indenture pursuant to a supplemental indenture. However, if less than all of the series of outstanding Subordinated Indenture Securities are directly affected by a proposed supplemental indenture, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected series, considered as one class. Moreover, if the

Subordinated Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of Subordinated Indenture Securities of one or more, but less than all, of such tranches, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected tranches, considered as one class.

      However, no amendment or modification may, without the consent of the Holder of each outstanding Subordinated Indenture Security directly affected thereby,

      (a) change the stated maturity of the principal or (except as described above under "--Option to Extend Interest Payment Period") interest on any Subordinated Indenture Security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any Subordinated Indenture Security is payable, or impair the right to bring suit to enforce any payment;

      (b) reduce the percentages of Holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the Subordinated Indenture; or

      (c) modify certain of the provisions in the Subordinated Indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

      A supplemental indenture which changes or eliminates any provision of the Subordinated Indenture expressly included solely for the benefit of Holders of Subordinated Indenture Securities of one or more particular series or tranches will be deemed not to affect the rights under the Subordinated Indenture of the Holders of Subordinated Indenture Securities of any other series or tranche. So long as any Preferred Trust Securities are outstanding, the Subordinated Indenture Trustee may not consent to any supplemental indenture that would ordinarily require Subordinated Indenture Security Holder consent without the prior consent of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Trust Securities affected or, in the case of changes described in clauses (a) through (c) immediately above, 100% in aggregate liquidation preference of all such outstanding Preferred Trust Securities affected. (See Section 1202.)

MISCELLANEOUS PROVISIONS

      The Subordinated Indenture provides that certain Subordinated Indenture Securities, including those for which payment or redemption money has been deposited or set aside in trust as described under "--Satisfaction and Discharge" below, will not be deemed to be "outstanding" in determining whether the Holders of the requisite principal amount of the outstanding Subordinated Indenture Securities have given or taken any demand, direction, consent or other action under the Subordinated Indenture as of any date, or are present at a meeting of Holders for quorum purposes. (See Section 101.)

      PPL Capital Funding or PPL Corporation will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding Subordinated Indenture Securities of any series entitled to give or take any demand, direction, consent or other action under the Subordinated Indenture, in the manner and subject to the limitations provided in the Subordinated Indenture. In certain circumstances, the Subordinated Indenture Trustee also will be entitled to set a record date for action by Holders. If such a record date is set for any action to be taken by Holders of particular Subordinated Indenture Securities, such action may be taken only by persons who are Holders of such Subordinated Indenture Securities on the record date. (See Section 104.)

SATISFACTION AND DISCHARGE

      Any Subordinated Indenture Securities or any portion will be deemed to have been paid for purposes of the Subordinated Indenture, and at PPL Capital Funding's election, the entire indebtedness of PPL Capital Funding and PPL Corporation will be satisfied and discharged, if there shall have been irrevocably deposited with the Subordinated Indenture Trustee or any paying agent (other than PPL Capital Funding or PPL Corporation), in trust:

      (a)  money sufficient, or

      (b) in the case of a deposit made prior to the maturity of such Subordinated Indenture Securities, non-redeemable Eligible Obligations (as defined in the Subordinated Indenture) sufficient, or

      (c)  a combination of (a) and (b), which in total are sufficient,

to pay when due the principal of, and any premium, and interest due and to become due on such Subordinated Indenture Securities or portions thereof on and prior to the maturity thereof.

(See Section 701.)

      The Subordinated Indenture will be deemed satisfied and discharged when no Subordinated Indenture Securities remain outstanding and when we have paid all other sums payable by us under the Subordinated Indenture. (See Section 702.)

      All moneys we pay to the Subordinated Indenture Trustee or any paying agent on Subordinated Debt Securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of PPL Capital Funding. Thereafter, the Holder of such Subordinated Debt Security may look only to us for payment thereof. (See Section 603.)

RESIGNATION AND REMOVAL OF THE SUBORDINATED INDENTURE TRUSTEE; DEEMED
RESIGNATION

      The Subordinated Indenture Trustee may resign at any time by giving written notice thereof to us.

      The Subordinated Indenture Trustee may also be removed by act of the Holders of a majority in principal amount of the then outstanding Subordinated Indenture Securities of any series.

      No resignation or removal of the Subordinated Indenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Subordinated Indenture.

      Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the Subordinated Indenture Trustee will be deemed to have resigned.

(Section 910).

GOVERNING LAW

      The Subordinated Indenture and the Subordinated Indenture Securities provide that they are to be governed by and construed in accordance with the laws of the State of New York.

                       INFORMATION CONCERNING THE TRUSTEES

      JPMorgan Chase Bank has at various times in the ordinary course of business made loans to PPL Corporation and its subsidiaries and affiliates, and acts as a lender to certain of our subsidiaries under their current revolving credit facilities. In addition, JPMorgan Chase Bank acts as issuing and paying agent for PPL Capital Funding's commercial paper notes, and acts as guarantee trustee and property trustee for the preferred and common trust securities of our affiliates, PPL Capital Trust and PPL Capital Trust I and acts as trustee with respect to the related subordinated debentures of our affiliate, PPL Electric. JPMorgan Chase Bank also acts as purchase contract agent with respect to our premium equity participating security units and as guarantee trustee and property trustee for the related preferred and common trust securities of our affiliate, PPL Capital Funding Trust I, and as trustee with respect to the related subordinated notes of PPL Capital Funding.

      Chase Manhattan Bank USA, National Association, an affiliate of the Trustee, acts as Delaware trustee for the preferred and common trust securities of PPL Capital Trust and PPL Capital Trust I and the preferred and common trust securities of PPL Capital Funding Trust I.

                              PLAN OF DISTRIBUTION

      We may sell Securities (a) to purchasers directly; (b) to underwriters for public offering and sale by them; or (c) through agents or dealers. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus.

      We currently expect that sales of Securities will be made through underwriters, dealers or agents who are broker-dealers or associated persons of broker-dealers registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, we may also sell the Securities directly to institutional investors and we do not expect that our officers or employees associated with any such sale will be required to be registered broker-dealers under the Exchange Act. A prospectus supplement will describe the terms of any such sale.

      The applicable prospectus supplement will name any underwriter involved in a sale of Securities. Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of Securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent.

      Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

      Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase particular Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any are purchased.


      We will name any agent or dealer involved in a sale of Securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. Salomon Smith Barney Inc. may act as agent or underwriter in connection with an at-the-market offering of our common stock.


      Underwriters, dealers acting as principals and agents participating in a sale of Securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

      Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

      Each series of Securities will be a new issue and, except for the Common Stock, which is listed on the New York and Philadelphia Stock Exchanges, will have no established trading market. We may elect to list any series of new Securities on an exchange, or in the case of the Common Stock, on any additional exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any Securities to be so listed. Any underwriters that purchase Securities for public offering and sale may make a market in the Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any Securities.

                       WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

      PPL Corporation files reports, proxy statements and other information with the SEC. You may obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as PPL Corporation, who file electronically with the Commission. The address of that site is http://www.sec.gov.

      PPL Corporation Common Stock is listed on the New York Stock Exchange ("NYSE") and the Philadelphia Stock Exchange (symbol: PPL), and reports, proxy statements and other information concerning PPL Corporation can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005 and the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103. In addition, reports, proxy statements and other information concerning PPL Corporation can be inspected at its offices at Two North Ninth Street, Allentown, Pennsylvania 18101-1179. PPL Corporation maintains an

Internet site at http://www.pplweb.com (which is not intended to be an active hyperlink herein) which contains information concerning PPL Corporation and its affiliates. The information at PPL Corporation's Internet site is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

INCORPORATION BY REFERENCE

      The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about PPL Corporation.

    SEC FILINGS (FILE NO. 1-11459)        PERIOD/DATE
    ------------------------------        -----------
    Annual Report on Form 10-K            Year ended December 31, 2001
    Quarterly Report(s) on Form 10-Q      Quarter Ended March 31, 2002
                                          (Amended by Quarterly Report on
                                          Form 10-Q/A filed June 21, 2002)

    Current Reports on Form 8-K           January 7, January 22, January 31,
                                          April 25, June 21, and July 3, 2002

    PPL Corporation's Registration
    Statement on Form 8-B                 April 27, 1995

      We are also incorporating by reference additional documents that PPL Corporation files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the Securities. In addition, we are also incorporating by reference any additional documents that PPL Corporation files with the SEC pursuant to these sections of the Exchange Act after the date of the filing of the registration statement containing this prospectus, and prior to the effectiveness of the registration statement.

      PPL Corporation will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

                  PPL Corporation
                  Two North Ninth Street
                  Allentown, Pennsylvania  18101-1179
                  Attention:  Investor Services Department
                  Telephone:  1-800-345-3085

      We have not included or incorporated by reference any separate financial statements of PPL Capital Funding herein. We do not consider those financial statements to be material to holders of the Debt Securities or Subordinated Debt Securities because (1) PPL Capital Funding was formed for the primary purpose of providing financing for PPL Corporation and its subsidiaries, (2) PPL Capital Funding does not currently engage in any independent operations and (3) PPL Capital Funding does not currently plan to engage, in the future, in more than minimal independent operations. See "PPL Capital Funding." PPL Capital Funding has received a "no action" letter from the Staff of the SEC stating that the

Staff would not raise any objection if PPL Capital Funding does not file periodic reports under Sections 13 and 15(d) of the Exchange Act. Accordingly, we do not expect PPL Capital Funding to file those reports.

      We have similarly not included or incorporated by reference any separate financial statements of the Trust herein. We do not consider those financial statements to be material to holders of the Preferred Trust Securities because
(1) the Trust is a newly formed special purpose entity and has no operating history or independent operations, and (2) the Trust is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debt Securities of PPL Capital Funding and issuing the Preferred Trust Securities and the Common Trust Securities. We do not expect the Trust to file periodic reports under Sections 13 and 15(d) of the Exchange Act.

                                     EXPERTS

      The consolidated financial statements of PPL Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K of PPL Corporation for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

            VALIDITY OF THE SECURITIES AND THE SECURITIES GUARANTEES

      Thelen Reid & Priest LLP, New York, New York, counsel to PPL Corporation, PPL Capital Funding and PPL Capital Funding Trust II, will pass upon the validity of the Securities and the Securities Guarantees for PPL Corporation, PPL Capital Funding and the Trust. Simpson Thacher & Bartlett, counsel to PPL Corporation, will pass upon the validity of the Common Stock and the Preferred Stock for PPL Corporation. Michael A. McGrail, Esq., Senior Counsel of PPL Services Corporation, will pass upon the validity of the PPL Corporation Securities and the Securities Guarantees for PPL Corporation. Sullivan & Cromwell, New York, New York, will pass upon the validity of the Securities and the Securities Guarantees for any underwriters or agents. Certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to PPL Corporation, PPL Capital Funding and the Trust. Thelen Reid & Priest LLP, Simpson Thacher & Bartlett and Sullivan & Cromwell will rely on the opinion of Mr. McGrail as to matters involving the law of the Commonwealth of Pennsylvania, and on the opinion of Richards, Layton & Finger, P.A., as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities. As to matters involving the law of the State of New York, Mr. McGrail will rely on the opinion of Thelen Reid & Priest LLP.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
--------          --------------------------------------------

Securities and Exchange Commission registration fee.......         87,400
Printing expenses.........................................        150,000
Trustee fees and expenses.................................         20,000
Legal fees and expenses...................................        400,000
Accounting fees and expenses..............................         40,000
Blue Sky fees and expenses................................         15,000
Rating Agency fees........................................         15,000
Miscellaneous.............................................        111,000

                                                           ---------------

     Total................................................        $838,400
                                                                  ========
-------------------
All of the above except the Securities and Exchange Commission registration fee are estimated.


ITEM 16.          EXHIBITS.

         Reference is made to the Exhibit Index filed herewith at page II-5, such Exhibit Index being incorporated in this Item 16 by reference.

                                   SIGNATURES


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PPL CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 17th DAY OF JULY, 2002.


                                      PPL CORPORATION
                                      (REGISTRANT)

                                      By /s/ William F. Hecht
                                         --------------------------------------
                                            William F. Hecht
                                            Chairman, President and
                                            Chief Executive Officer



         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 17th DAY OF JULY, 2002.


          SIGNATURE                                                                                  TITLE

   /s/ William F. Hecht
   ----------------------------------------------------------------------------               Principal Executive
   William F. Hecht, Chairman, President and Chief                                           Officer and Director
   Executive Officer


   /s/ John R. Biggar
   ----------------------------------------------------------------------------               Principal Financial
   John R. Biggar, Executive Vice President and Chief                                        Officer and Director
   Financial Officer

   /s/ Joseph J. McCabe
   ----------------------------------------------------------------------------              Principal Accounting
   Joseph J. McCabe, Vice President and Controller                                                  Officer


   FREDERICK M. BERNTHAL, JOHN W. CONWAY, STUART HEYDT AND W. KEITH SMITH  }                       Directors




   By /s/ William F. Hecht
     --------------------------------------------------------------------------
           William F. Hecht, As Attorney-in-Fact

                                   SIGNATURES


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 17th DAY OF JULY, 2002.


                                  PPL CAPITAL FUNDING, INC.
                                  (REGISTRANT)

                                  By /s/ John R. Biggar
                                     -----------------------------------------
                                        John R. Biggar
                                        President



         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 17th DAY OF JULY, 2002.


            SIGNATURE                      TITLE

   /s/ William F. Hecht
   ------------------------------------    Director
   William F. Hecht

   /s/ John R. Biggar
   ------------------------------------    Principal Executive and Financial
   John R. Biggar, President               Officer and Director


   /s/ James E. Abel
   ------------------------------------    Principal Accounting Officer and
   James E. Abel, Treasurer                Director

                                   SIGNATURES


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 17th DAY OF JULY, 2002.


                                  PPL CAPITAL FUNDING TRUST II
                                  (REGISTRANT)

                                  BY:  PPL CORPORATION,
                                  AS DEPOSITOR

                                  By:  /s/ James E. Abel
                                     -----------------------------------------
                                     James E. Abel
                                     Vice President - Finance and Treasurer

                                 PPL CORPORATION
                            PPL CAPITAL FUNDING, INC.
                          PPL CAPITAL FUNDING TRUST II
                       REGISTRATION STATEMENT ON FORM S-3

                                  EXHIBIT INDEX

     Exhibit
       No.                      Description and Method of Filing
     -------                    --------------------------------


   1.1          *Form of Distribution Agreement with respect to Debt Securities    Previously filed.

   1.2          *Form of Underwriting Agreement with respect to Common Stock       Previously filed.

   1.3          Form of Underwriting Agreement with respect to other Securities    A form of any underwriting
                                                                                   agreement with respect to
                                                                                   any other Securities will
                                                                                   be filed as an Exhibit to
                                                                                   a report on Form 8-K, as
                                                                                   contemplated by Item 601(b)(1)
                                                                                   of Regulation S-K under the
                                                                                   Securities Act.

   3.1          **Restated Articles of PPL Corporation                             Exhibit B to Proxy Statement of PPL
                                                                                   Electric Utilities Corporation and
                                                                                   Prospectus of PPL Corporation,
                                                                                   dated March 9, 1995.

   3.2          **Articles of Amendment of PPL Corporation                         Exhibit 3.2 to PPL Corporation, PPL
                                                                                   Capital Funding, Inc. and PPL
                                                                                   Capital Funding Trust I
                                                                                   Registration Statement Nos.
                                                                                   333-54504, 333-54504-1 and
                                                                                   333-54504-2.

   3.3          **By-Laws of PPL Corporation                                       Exhibit 3(ii)(a) to PPL Corporation
                                                                                   Quarterly Report on Form 10-Q for
                                                                                   the quarter ended September 30,
                                                                                   1998.

   3.4          **Certificate of Incorporation of PPL Capital Funding, Inc.        Exhibit 3.3 to PPL Corporation and
                                                                                   PPL Capital Funding, Inc.
                                                                                   Registration Statement Nos.
                                                                                   333-38003 and 333-38003-01.

   3.5          **Amended Certificate of Incorporation of PPL Capital Funding,     Exhibit 3.5 to PPL Corporation, PPL
                Inc.                                                               Capital Funding, Inc. and PPL
                                                                                   Capital Funding Trust I
                                                                                   Registration Statement Nos.
                                                                                   333-54504, 333-54504-1 and
                                                                                   333-54504-2.


                                      II-5


   3.6          **By-Laws of PPL Capital Funding, Inc.                             Exhibit 3.4 to PPL Corporation and
                                                                                   PPL Capital Funding, Inc.
                                                                                   Registration Statement Nos.
                                                                                   333-38003 and 333-38003-01.

   4.1          **Indenture dated as of November 1, 1997 among PPL Corporation,    Exhibit 4.1 to PPL Corporation
                PPL Capital Funding, Inc. and JPMorgan Chase Bank (formerly        Current Report on Form 8-K dated
                known as The Chase Manhattan Bank), as Trustee                     November 12, 1997.

   4.2          **Supplemental Indenture No. 1 to Indenture                        Exhibit 4.2 to PPL Corporation
                                                                                   Current Report on Form 8-K dated
                                                                                   November 12, 1997.

   4.3          **Supplemental Indenture No. 2 to Indenture                        Exhibit 4.3 to PPL Corporation, PPL
                                                                                   Capital Funding, Inc. and PPL
                                                                                   Capital Funding Trust I
                                                                                   Registration Statement Nos.
                                                                                   333-87847, 333-87847-01 and
                                                                                   333-87847-02.

   4.4          **Supplemental Indenture No. 3 to Indenture                        Exhibit 4(c)-4 to PPL Corporation
                                                                                   Annual Report on Form 10-K for the
                                                                                   fiscal year ended December 31,
                                                                                   1999, as amended by Form 10-K/A
                                                                                   filed on June 28, 2000.

   4.5          **Supplemental Indenture No. 4 to Indenture                        Exhibit 4 to PPL Corporation
                                                                                   Quarterly Report on Form 10-Q for
                                                                                   the quarter ended June 30, 2000.

   4.6          *Form of Supplemental Indenture establishing series of Debt        Previously filed.
                Securities


   4.7          *Form of Officer's Certificate establishing the form and terms     Previously filed.
                of Debt Securities.

   4.8          *Form of Purchase Contract Agreement                               Previously filed.

   4.9          *Form of Pledge Agreement                                          Previously filed.

   4.10         *Form of Remarketing Agreement                                     Previously filed.

   4.11         *Trust Agreement and Certificate of Trust of PPL Capital           Previously filed.
                Funding Trust II

   4.15         *Form of Amended and Restated Trust Agreement                      Previously filed.

   4.16         *Form of Subordinated Indenture                                    Previously filed.



                                      II-6


   4.17         *Form of Supplemental Indenture establishing the series of the     Previously filed.
                Subordinated Debt Securities

   4.18         *Form of Officer's Certificate establishing the form and terms     Previously filed.
                of Subordinated Debt Securities

   4.19         *Form of Trust Securities Guarantee Agreement                      Previously filed.

   4.20         *Form of Preferred Trust Securities                                Previously filed.

   4.21         *Form of Common Stock certificate                                  Previously filed.


   5.1          Opinion of Michael A. McGrail as to the legality of the            Revised and filed herewith.

                Securities of PPL Corporation and the Securities Guarantees

   5.2          Opinion of Thelen Reid & Priest LLP as to the legality of the      Revised and filed herewith.

                Securities and the Securities Guarantees


   5.3          Opinion of Simpson Thacher & Bartlett as to the legality           Revised and filed herewith.

                of the Common Stock and the Preferred Stock


   5.4          Opinion of Richards, Layton & Finger, P.A., as to the              Revised and filed herewith.

                legality of the Preferred Trust Securities

   12.1         **Computation of Ratio of Earnings to Fixed Charges                Exhibit 12(a) to PPL Corporation
                                                                                   Quarterly Report on Form 10-Q for
                                                                                   the quarter ended March 31, 2002.

   12.2         **Computation of Ratio of Earnings to Fixed Charges and            Exhibit 12(a) to PPL Corporation
                Preferred Dividends                                                Quarterly Report on Form 10-Q for
                                                                                   the quarter ended March 31, 2002.

   23.1         Consent of Michael A. McGrail, Esq.                                Filed herewith as part of Exhibit
                                                                                   5.1.

   23.2         Consent of Thelen Reid & Priest LLP                                Filed herewith as part of Exhibit
                                                                                   5.2.

   23.3         Consent of Simpson Thacher & Bartlett                              Filed herewith as part of Exhibit
                                                                                   5.3.

   23.4         Consent of Richards, Layton & Finger, P.A.                         Filed herewith as part of Exhibit
                                                                                   5.4.

   23.5         Consent of PricewaterhouseCoopers LLP                              Revised and filed herewith.

   24.1         Power of Attorney of Directors of PPL Corporation                  Revised and filed herewith.


   24.2         Power of Attorney of Trustees of PPL Capital Funding
                Trust II                                                           Previously filed.

   25.1         *Statement of Eligibility of Trustee under Indenture               Previously filed.



                                      II-7


   25.2         *Statement of Eligibility of Trustee under Subordinated
                Indenture                                                          Previously filed.

   25.3         *Statement of Eligibility of Trustee under Amended and
                Restated                                                           Previously filed.

                Trust Agreement of PPL Capital Funding Trust II

   25.4         *Statement of Eligibility of Trustee under Preferred Trust         Previously filed.
                Securities Guarantee

   25.5         *Statement of Eligibility of Trustee under Purchase Contract       Previously filed.
                Agreement (Purchase Contract Agent)

----------------
  * Previously filed with the original Registration Statement filed with the Commission on April 5, 2002. ** Previously filed as indicated and incorporated herein by reference.


                                      II-8